SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


             Date of report (Date of earliest event reported) February 23, 1999

             Exact name of registrant as specified in its charter,
             State or other jurisdiction of incorporation or
             organization, Address of principal executive offices and
Commission   Registrant's Telephone Number,                         IRS Employer
File Number  including area code                              Identification No.
-----------  -------------------                              ------------------

1-12927      NEW CENTURY ENERGIES, INC.                            84-1334327
             (a Delaware Corporation)
             1225 17th Street
             Denver, Colorado  80202
             Telephone (303) 571-7511

1-3280       PUBLIC SERVICE COMPANY OF COLORADO                    84-0296600
             (a Colorado Corporation)
             1225 17th Street
             Denver, Colorado  80202
             Telephone (303) 571-7511

1-3789       SOUTHWESTERN PUBLIC SERVICE COMPANY                   75-0575400
             (a New Mexico Corporation)
             Tyler at Sixth
             Amarillo, Texas  79101
             Telephone (303) 571-7511

This combined Form 8-K is separately filed by New Century Energies Inc., Public Service Company of Colorado and Southwestern Public Service Company. Information contained herein relating to any individual company is filed by such company on its own behalf. Each registrant makes representations only as to itself and makes no other representations whatsoever as to information relating to the other registrants.

Item 5.  OTHER EVENTS

Reference is made to the exhibits filed in Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (c) Exhibits

     Exhibit A.   Audited financial statements of New Century Energies, Inc. and subsidiaries, Public Service Company of Colorado and subsidiaries and Southwestern Public Service Company for the year ended December 31, 1998.

     Exhibit B.   Consent of Arthur Andersen LLP

     Exhibit C.   Consent of Deloitte & Touche LLP

     Exhibit D.   Securities and Exchange Commission Form T-1 with The Chase
                  Manhattan Bank as trustee for Southwestern Public Service
                  Company

     Exhibit E.   Consent of LeBoeuf, Lamb, Greene and MacRae, LLP

     Exhibit 27.1 NCE Financial Data Schedule

     Exhibit 27.2 PSCo Financial Data Schedule

     Exhibit 27.3 SPS Financial Data Schedule

                                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         NEW CENTURY ENERGIES, INC.


                                             /s/Richard C. Kelly
                                          -----------------------------
                                              Richard C. Kelly
                                          Executive Vice President and
                                           Chief Financial Officer



                                         PUBLIC SERVICE COMPANY OF COLORADO


                                             /s/Brian P. Jackson
                                          -----------------------------
                                              Brian P. Jackson
                                     Senior Vice President, Finance and
                                          Administrative Services,
                                          Chief Financial Officer and Treasurer



                                         SOUTHWESTERN PUBLIC SERVICE COMPANY


                                             /s/Brian P. Jackson
                                          -----------------------------
                                              Brian P. Jackson
                                     Senior Vice President, Finance and
                                          Administrative Services,
                                          Chief Financial Officer and Treasurer



Dated:   February 23, 1999

                                                                      Exhibit A

                         Audited Financial Statements of
                  New Century Energies, Inc. and Subsidiaries,
             Public Service Company of Colorado and Subsidiaries and
                       Southwestern Public Service Company

                                Table of Contents

                                                                         Page
                                                                        Number

Report of Independent Public Accountants - New Century Energies, Inc.      1

New Century Energies, Inc and Subsidiaries
   Consolidated Balance Sheets for the years ended
     December 31, 1998 and 1997, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and
     Consolidated Statements of Cash Flows for the years ended
     December 31, 1998, 1997 and 1996................................      2

Report of Independent Public Accountants -
     Public Service Company of Colorado .............................      7

Public Service Company of Colorado and Subsidiaries
   Consolidated Balance Sheets and Consolidated Statements of
     Capitalization for the years ended December 31, 1998 and 1997, Consolidated Statements of Income, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows
     for the years ended December 31, 1998, 1997 and 1996 ............     8

Reports of Independent Public Accountants - Southwestern Public
 Service Company .....................................................     15

Southwestern Public Service Company
   Balance Sheets and Statements of Capitalization for the years ended December 31, 1998 and 1997, Statements of Income, Statements of Shareholder's Equity and Statements of Cash Flows for the years ended December 31, 1998 and 1997 and August 31, 1996 and for the
   four months ended December 31, 1996 and 1995.......................     17

Notes to Consolidated Financial Statements of New Century Energies, Inc.,
 and subsidiaries, Public Service Company of Colorado and subsidiaries
 and Southwestern Public Service Company as of December 31, 1998......     25

Definitions...........................................................     69

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO NEW CENTURY ENERGIES, INC.:

We have audited the consolidated balance sheets of New Century Energies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of
Southwestern Public Service Company for the year ended December 31, 1996, included in the consolidated financial statements of New Century Energies, Inc., which statements reflect total revenues constituting 31% in 1996, of the related consolidated totals. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Southwestern Public Service Company, is based solely upon the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Century Energies, Inc. and its subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                        ARTHUR ANDERSEN LLP
Denver, Colorado
February 23, 1999

                        NEW CENTURY ENERGIES, INC. AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                                   (Thousands of Dollars)
                                 December 31, 1998 and 1997

                                           ASSETS

                                                             1998       1997
                                                             ----       ----

Property, plant and equipment, at cost:
   Electric ..........................................   $7,097,070  $6,703,863
   Gas................................................    1,210,605   1,136,231
   Steam and other....................................      111,620     120,322
   Common to all departments..........................      423,287     437,636
   Construction in progress...........................      391,100     318,124
                                                            -------     -------
                                                          9,233,682   8,716,176
   Less: accumulated depreciation ....................    3,351,659   3,182,800
                                                          ---------   ---------
     Total property, plant and equipment..............    5,882,023   5,533,376
                                                          ---------   ---------



Investments, at cost:
   Investment in Yorkshire Power and other
     unconsolidated subsidiaries (Note 2).............      340,874     299,458
   Other..............................................       64,562      71,411
                                                            -------      ------
    Total investments.................................      405,436     370,869
                                                            -------     -------


Current assets:
   Cash and temporary cash investments................       56,667      72,623
   Accounts receivable, less reserve for uncollectible
     accounts ($4,842 at December 31, 1998; $5,355
     at December 31, 1997)............................      319,145     315,539
   Accrued unbilled revenues..........................      130,455     110,877
   Recoverable purchased gas and electric energy
     costs - net .....................................       66,154     129,292
   Materials and supplies, at average cost............       69,298      68,411
   Fuel inventory, at average cost....................       24,653      23,162
   Gas in underground storage, at cost (LIFO).........       52,624      47,394
   Prepaid expenses and other.........................       83,561      56,868
                                                            -------      ------
    Total current assets..............................      802,557     824,166
                                                            -------     -------

Deferred charges:
   Regulatory assets (Note 1).........................      381,632     430,475
   Unamortized debt expense ..........................       27,408      20,833
   Other..............................................      172,908     141,947
                                                            -------     -------
    Total deferred charges............................      581,948     593,255
                                                            -------     -------
                                                         $7,671,964  $7,321,666
                                                         ==========  ==========


       The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                   NEW CENTURY ENERGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                           December 31, 1998 and 1997

                             CAPITAL AND LIABILITIES

                                                           1998       1997
                                                           ----       ----


Common stock (Note 4)................................   $1,866,386  $1,694,195
Retained earnings....................................      740,677     659,050
Accumulated comprehensive income.....................        7,764       4,142
                                                           -------      ------
    Total common equity..............................    2,614,827   2,357,387

Preferred stock of subsidiaries (Note 4):
   Not subject to mandatory redemption...............            -     140,002
   Subject to mandatory redemption at par............            -      39,253
PSCo and SPS obligated mandatorily redeemable
   preferred securities of subsidiary trusts holding
   solely subordinated debentures of SPS and PSCo
   (Note 5)..........................................      294,000     100,000
Long-term debt of subsidiaries (Note 6)..............    2,205,545   1,987,955
                                                         ---------   ---------
                                                         5,114,372   4,624,597

Noncurrent liabilities:
   Employees' postretirement benefits other than
   pensions (Note 12) ................................      61,732      62,716
   Employees' postemployment benefits (Note 12).......      31,326      27,953
                                                           -------      ------
    Total noncurrent liabilities......................      93,058      90,669
                                                           -------      ------

Current liabilities:
   Notes payable and commercial paper (Note 7)........      524,394    588,343
   Long-term debt due within one year.................      138,165    257,469
   Preferred stock subject to mandatory redemption
     within one year .................................            -      2,576
   Accounts payable...................................      285,080    298,469
   Dividends payable..................................       69,271     68,296
   Recovered electric energy costs - net..............       18,760          -
   Customers' deposits................................       30,793     27,993
   Accrued taxes......................................       85,384     66,587
   Accrued interest...................................       50,229     52,615
   Current portion of accumulated deferred income
     taxes (Note 13) .................................        2,031     27,391
   Other..............................................      120,716     94,623
                                                            -------     ------
    Total current liabilities.........................    1,324,823  1,484,362
                                                          ---------  ---------

Deferred credits:
   Customers' advances for construction...............       55,400     53,041
   Unamortized investment tax credits ................      100,925    106,147
   Accumulated deferred income taxes (Note 13)........      947,247    922,341
   Other..............................................       36,139     40,509
                                                            -------     ------
    Total deferred credits............................    1,139,711  1,122,038
                                                          ---------  ---------

Commitments and contingencies (Notes 9 and 10)........
                                                         $7,671,964 $7,321,666
                                                         ========== ==========


       The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                   NEW CENTURY ENERGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  (Thousands of Dollars, Except per Share Data)
                  Years ended December 31, 1998, 1997 and 1996



                                                      1998     1997      1996
                                                      ----     ----      ----

Operating revenues:
   Electric................................    $2,697,486 $2,473,359 $2,416,539
   Gas.....................................       841,276    816,596    640,497
   Other...................................        72,143     52,570     39,998
                                                  -------   -------      ------
                                                3,610,905  3,342,525  3,097,034

Operating expenses:
   Fuel used in generation...................     644,311    671,805    635,280
   Purchased power...........................     712,887    531,487    510,582
   Cost of gas sold..........................     562,583    543,291    393,163
   Other operating and maintenance expenses..     637,743    594,359    568,581
   Depreciation and amortization.............     268,743    243,078    224,865
   Taxes (other than income taxes) ..........     134,137    129,280    128,980
                                                  -------    -------    -------
                                                2,960,404  2,713,300  2,461,451
                                                ---------  ---------  ---------
Operating  income............................     650,501    629,225    635,583

Other income and deductions:
   Merger expenses...........................        (790)   (34,088)   (21,107)
   Write-off of investments in cogeneration
     projects (Note 3) ......................           -    (16,052)   (15,546)
   Equity in earnings of Yorkshire Power and
     other unconsolidated subsidiaries (Note 2)    36,101     34,166        389
   Miscellaneous income and deductions - net..     (3,460)   (11,215)     1,771
                                                   ------    -------     ------
                                                   31,851    (27,189)   (34,493)

Interest charges and preferred dividends
  of subsidiaries:
   Interest on long-term debt.................    168,184    165,560    144,067
   Other interest.............................     31,069     32,389     23,479
   Allowance for borrowed funds used during
     construction ............................    (17,347)   (10,921)    (5,945)
   Dividends on PSCo and SPS obligated
     mandatorily redeemable preferred
     securities of subsidiary trusts holding
     solely subordinated debentures of PSCo
     and SPS .................................     17,561      7,850      1,526
   Dividend requirements and redemption premium
     on preferred stock of subsidiaries ......      5,332     11,752     11,969
                                                    -----     ------     ------
                                                  204,799    206,630    175,096
                                                  -------    -------    -------
Income before income taxes and
  extraordinary item .........................    477,553    395,406    425,994

Income taxes (Note 13)........................    135,596    133,919    153,653
                                                  -------    -------    -------

Income before extraordinary item..............    341,957    261,487    272,341
Extraordinary item - U.K. windfall tax (Note 2).        -   (110,565)         -
                                                  -------    --------    ------
Net income....................................   $341,957   $150,922   $272,341
                                                 ========   ========   ========

Weighted average common shares outstanding:
   Basic......................................    111,859    104,805    103,059
   Diluted....................................    112,008    104,872    103,102

Earnings per share of common stock outstanding
  - Basic:
   Income before extraordinary item...........      $3.06     $2.50       $2.64
   Extraordinary item.........................          -     (1.06)          -
                                                     ----     -----       -----
   Net income.................................      $3.06     $1.44       $2.64
                                                    =====     =====       =====
Earnings per share of common stock outstanding
  - Diluted:
   Income before extraordinary item...........       $3.05    $2.50       $2.64
   Extraordinary item.........................           -    (1.06)          -
                                                     -----    -----       -----
   Net income.................................       $3.05    $1.44       $2.64
                                                     =====    =====       =====


         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                   NEW CENTURY ENERGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (Thousands of Dollars, Except Share Information)
                  Years ended December 31, 1998, 1997 and 1996

                                                                                     Accumulated
                                                                                        Other
                              Common Stock, $1 par value       Paid       Retained    Comprehensive
                                   Shares         Amount     in Capital   Earnings      Income        Total
                                   ------         ------     ----------   --------      ------        -----

Balance at January 1, 1996..     102,230,141    $  102,230   $1,243,278     $ 726,065   $      -    $2,071,573
Net income/Comprehensive
  income ...................               -             -            -       272,341          -       272,341
Dividends declared on common
  stock ....................               -             -            -      (225,130)         -      (225,130)
Issuance of common stock:
  Employees' Savings Plan ..         274,934           275        9,519             -          -         9,794
  Dividend Reinvestment Plan         809,603           810       27,818             -          -        28,628
  Incentive Compensation Plans        58,346            58        1,661             -          -         1,719
  Acquisitions (Note 3) ....         317,748           318       10,882             -          -        11,200
Other.......................               -             -            -           (85)         -           (85)
                                     -------        ------      -------       -------    -------       -------

Balance at December 31, 1996     103,690,772       103,691    1,293,158        773,191         -     2,170,040
Comprehensive income:
  Net income................               -             -            -        150,922         -       150,922
  Foreign currency translation
    adjustment .............               -             -            -              -     4,142         4,142
                                                                                                         -----
      Comprehensive income
       (Note 1) ............                                                                           155,064
Dividends declared on common
   stock ...................               -             -            -       (264,957)        -      (264,957)
Issuance of common stock:
  Employees' Savings Plan ..         250,058           250        9,518              -         -         9,768
  Dividend Reinvestment Plan         818,783           819       32,512              -         -        33,331
  Incentive Compensation Plans        89,688            89        2,765              -         -         2,854
  Stock offering proceeds, net
   (Note 4) ..................     5,900,000         5,900      245,493              -         -       251,393
Other.........................             -             -            -           (106)        -          (106)
                                     -------        ------      -------        -------   -------       -------

Balance at December 31, 1997     110,749,301       110,749    1,583,446        659,050     4,142     2,357,387
Comprehensive income:
  Net income..........                     -             -            -        341,957         -       341,957
  Foreign currency translation
    adjustment                             -             -            -              -     3,622         3,622
                                                                                                         -----
     Comprehensive income (Note 1)                                                                     345,579
Dividends declared on common stock         -             -            -       (260,330)        -      (260,330)
Issuance of common stock:
  Employees' Savings Plan            222,387           222       10,146              -         -        10,368
  Dividend Reinvestment Plan         825,005           825       37,198              -         -        38,023
  Incentive Compensation Plans       194,079           195        6,605              -         -         6,800
  Stock offering proceeds, net
   (Note 4)                        2,500,000         2,500      114,500              -         -       117,000
                                   ---------         -----      -------          -----     -----       -------
Balance at December 31, 1998     114,490,772    $  114,491   $1,751,895      $ 740,677    $7,764    $2,614,827
                                 ===========    ==========   ==========      =========    ======    ==========


Authorized shares of common stock were 260 million at December 31, 1998, 1997 and 1996.

         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                   NEW CENTURY ENERGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                  Years ended December 31, 1998, 1997 and 1996

                                                      1998      1997      1996
                                                      ----      ----     -----

Operating activities:
   Net income...................................    $341,957  $150,922 $272,341
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Extraordinary item - U.K. windfall tax
       (Note 2) ................................           -   110,565        -
     Depreciation and amortization..............     279,829   253,263  225,264
     Amortization of investment tax credits.....      (5,222)   (5,501)  (7,506)
     Deferred income taxes......................       6,248    52,211   78,962
     Write-off of investments in cogeneration
       projects (Note 3) .......................           -    16,052   15,546
     Equity in earnings of Yorkshire Power and
       other unconsolidated subsidiaries, net        (34,199)  (31,168)    (389)
     Allowance for equity funds used during
      construction .............................           -         1     (936)
     Change in accounts receivable..............       2,026   (29,627) (92,600)
     Change in inventories......................      (7,485)   (2,334)  23,479
     Change in other current assets.............      16,965   (97,063) (47,226)
     Change in accounts payable.................     (13,704)  (18,791) 141,771
     Change in other current liabilities........      69,908   (15,356) (85,321)
     Change in deferred amounts.................         740   (46,134) (34,617)
     Change in noncurrent liabilities...........       2,389     4,567   (9,725)
     Other......................................          87     2,832    2,139
                                                     -------   -------  -------
       Net cash provided by operating activities     659,539   344,439  481,182

Investing activities:
   Construction expenditures....................    (608,972) (475,497)(454,968)
   Allowance for equity funds used during
     construction ..............................           -        (1)     936
   Proceeds from disposition of property, plant
     and equipment .............................       9,369     2,117   24,292
   Payment for purchase of companies, net of
     cash acquired (Note 3) ....................     (13,725)        -    3,649
   Investment in Yorkshire Power (Note 2).......           -  (362,342)       -
   Purchase of other investments................      (6,131)  (32,560) (17,790)
   Sale of other investments....................       5,466    11,844      664
                                                     -------   -------  -------
       Net cash used in investing activities....    (613,993) (856,439)(443,217)

Financing activities:
   Proceeds from sale of common stock (Note 4)..     161,823   286,869   30,115
   Proceeds from sale of long-term debt (Note 6)     250,497   419,819  359,715
   Proceeds from sale of PSCo and SPS obligated
    mandatorily redeemable preferred securities
    of subsidiary trusts holding solely
    subordinated debentures of PSCo
    and SPS (Note 6)............................     187,700         -  100,000
   Redemption of long-term debt.................    (159,323) (227,577)(175,298)
   Short-term borrowings - net..................     (63,949)  289,782 (105,739)
   Redemption of preferred stock of subsidiaries    (181,824)    (665)   (1,636)
   Dividends on common stock....................    (256,426) (233,620)(223,413)
                                                    --------  --------   ------
       Net cash (used in) provided by financing
         activities ............................     (61,502)  534,608  (16,256)
                                                     -------   -------   ------

       Net (decrease) increase in cash and
          temporary cash investments ...........     (15,956)   22,608   21,709
       Cash and temporary cash investments at
          beginning of year                           72,623    50,015   51,553
       Net decrease in cash and temporary cash
          investments for SPS for the
          transition period (Note 1)...........            -         -  (23,247)
                                                       -----     -----  -------
       Cash and temporary cash investments at
          end of year .........................     $ 56,667  $ 72,623  $50,015
                                                    ========  ========  =======



       The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO PUBLIC SERVICE COMPANY OF COLORADO:

We have audited the accompanying consolidated balance sheets and statements of capitalization of Public Service Company of Colorado (a Colorado corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Service Company of Colorado and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




                                                        ARTHUR ANDERSEN LLP
Denver, Colorado
February 23, 1999

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                           December 31, 1998 and 1997

                                     ASSETS

                                                             1998      1997
                                                             ----      ----

Property, plant and equipment, at cost:
   Electric ..........................................    $4,369,134 $4,088,447
   Gas................................................     1,171,198  1,100,003
   Steam and other....................................        71,986     78,740
   Common to all departments..........................       418,484    432,840
   Construction in progress...........................       264,752    170,503
                                                             -------    -------
                                                           6,295,554  5,870,533
   Less: accumulated depreciation ....................     2,241,165  2,145,673
                                                           ---------  ---------
     Total property, plant and equipment..............     4,054,389  3,724,860
                                                           ---------  ---------

Investments, at cost:
   Investment in Yorkshire Power (Note 2).............             -    290,845
   Note receivable from affiliate (Note 2)............       192,620          -
   Other..............................................        22,664     43,311
                                                             -------     ------
    Total investments.................................       215,284    334,156
                                                             -------    -------

Current assets:
   Cash and temporary cash investments................        19,926     18,909
   Accounts receivable, less reserve for uncollectible
     accounts ($2,254 at December 31, 1998;
     $2,272  at December 31, 1997) ...................       172,587    183,063
   Accrued unbilled revenues .........................       119,856     94,284
   Recoverable purchased gas and electric energy costs
    - net ............................................        62,761    103,197
   Materials and supplies, at average cost............        47,881     48,030
   Fuel inventory, at average cost....................        22,361     20,862
   Gas in underground storage, at cost (LIFO).........        51,779     46,576
   Prepaid expenses and other.........................        46,523     47,686
                                                             -------     ------
    Total current assets..............................       543,674    562,607
                                                             -------    -------

Deferred charges:
   Regulatory assets (Note 1).........................       269,112    310,658
   Unamortized debt expense ..........................        17,874     10,800
   Other..............................................        77,303     55,794
                                                             -------     ------
    Total deferred charges............................       364,289    377,252
                                                              -------   -------
                                                          $5,177,636 $4,998,875
                                                          ========== ==========


         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                           December 31, 1998 and 1997

                             CAPITAL AND LIABILITIES

                                                               1998      1997
                                                               ----      ----



Common stock......................................       $1,302,119  $1,302,119
Retained earnings.................................          325,213     319,280
Accumulated comprehensive income..................                -       4,142
                                                            -------     -------
    Total common equity...........................        1,627,332   1,625,541

Preferred stock (Note 4):
   Not subject to mandatory redemption............                -     140,002
   Subject to mandatory redemption at par.........                -      39,253
PSCo obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely
  subordinated debentures of PSCo (Note 5) .......          194,000           -
Long-term debt (Note 6)...........................        1,643,130   1,338,138
                                                          ---------   ---------
                                                          3,464,462   3,142,934
                                                          ---------   ---------
Noncurrent liabilities:
   Employees' postretirement benefits other than
    pensions (Note 12) ...........................           55,537      58,695
   Employees' postemployment benefits (Note 12)...           27,195      25,031
                                                            -------     -------
    Total noncurrent liabilities..................           82,732      83,726
                                                            -------     -------

Current liabilities:
   Notes payable and commercial paper (Note 7).....         402,795     348,555
   Long-term debt due within one year..............          44,481     257,160
   Preferred stock subject to mandatory redemption
     within one year ..............................               -       2,576
   Accounts payable................................         226,712     189,998
   Dividends payable...............................          46,461      40,975
   Customers' deposits.............................          23,902      21,888
   Accrued taxes...................................          57,848      42,549
   Accrued interest................................          36,729      39,177
   Current portion of accumulated deferred income
     taxes (Note 13) .............................            8,142      19,872
   Other...........................................          68,729      88,655
                                                            -------     -------
    Total current liabilities......................         915,799   1,051,405
                                                            -------   ---------

Deferred credits:
   Customers' advances for construction............          54,260      51,830
   Unamortized investment tax credits .............          94,459      99,355
   Accumulated deferred income taxes (Note 13).....         538,581     534,246
   Other...........................................          27,343      35,379
                                                            -------     -------
    Total deferred credits.........................         714,643     720,810
                                                            -------     -------

Commitments and contingencies (Notes 9 and 10).....      ----------  ----------
                                                         $5,177,636  $4,998,875
                                                         ==========  ==========



         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CAPTALIZATION
                (Thousands of Dollars, Except Share Information)
                           December 31, 1998 and 1997

                                                               1998      1997
                                                               ----      ----
Common shareholder's equity:
   Common stock, $0.01 par value, authorized and
    outstanding 100 shares in 1998 and 1997                 $      -  $       -
   Paid in capital...................................      1,302,119  1,302,119
   Retained earnings.................................        325,213    319,280
   Accumulated comprehensive income..................              -      4,142
                                                             -------    -------
    Total common shareholder's equity................      1,627,332  1,625,541
                                                           ---------  ---------


Preferred stock (Note 4):
                         Shares Issued and Outstanding
                         -----------------------------
                                   1998       1997
                                   ----       ----
$100 Par Value,
  Authorized 3,000,000 Shares
   Not subject to mandatory
    redemption
     4.20% series                    -      100,000                -     10,000
     4.25% series (includes
       $7,500 premium)               -      174,997                -     17,507
     4.50% series                    -       65,000                -      6,500
     4.64% series                    -      159,950                -     15,995
     4.90% series                    -      150,000                -     15,000
     4.90% 2nd series                -      150,000                -     15,000
     7.15% series                    -      250,000                -     25,000
                                ------      -------          -------     ------
                                     -    1,049,947                -    105,002
                                ------    ---------          -------    -------
   Subject to mandatory
     redemption
     7.50% series                    -      216,000                -     21,600
     8.40% series                    -      202,294                -     20,229
                                ------      -------           ------     ------
                                     -      418,294                -     41,829
   Less:  Preferred stock
     subject to mandatory
     redemption within
      one year                       -      (25,760)               -     (2,576)
                                ------      -------           ------     ------
                                     -      392,534                -     39,253
                                ------      -------           ------     ------
$25 Par Value, Authorized
   4,000,000 Shares
   Not subject to mandatory
     redemption
     8.40% series                    -    1,400,000                -     35,000
                                ------    ---------          -------     ------

$0.01 Par Value, Authorized
   10,000,000 Shares                 -            -                -          -
                                ------       ------          -------     ------
   Total preferred stock             -    2,842,481                -    179,255
                                ------    ---------          -------    -------

PSCo obligated mandatorily redeemable preferred
 securities of subsidiary trust holding solely
 subordinated debentures of PSCo (Note 5) ...........        194,000          -

Long-term debt (Note 6):
Public Service Company of Colorado:
   First Mortgage Bonds
    6-3/4% retired July 1, 1998......................              -     25,000
    6% due January 1, 2001...........................        102,667    102,667
    6% due April 15, 2003............................        250,000          -
    8-1/8% due March 1, 2004.........................        100,000    100,000
    Pollution Control Series A and B, 5-7/8% due
      March 1, 2004 .................................         21,500     22,000
    6-3/8% due November 1, 2005......................        134,500    134,500
    7-1/8% due June 1, 2006..........................        125,000    125,000
    Pollution Control Series G, 5-5/8%
      due April 1, 2008 .............................         18,000     18,000
    Pollution Control Series F, 7-3/8%
      due November 1, 2009 ..........................         27,250     27,250
    Pollution Control Series G, 5-1/2%
      due June 1, 2012. .............................         50,000     50,000
    Pollution Control Series G, 5-7/8%
      due April 1, 2014 .............................         61,500     61,500
    9-7/8% due July 1, 2020..........................         75,000     75,000
    8-3/4% due March 1, 2022.........................        150,000    150,000
    7-1/4% due January 1, 2024.......................        110,000    110,000
   Secured Medium-Term Notes, Series A and B,
     6.02% - 9.25%, due March 4, 1998 - March 5, 2007        296,500    423,500
   Unamortized premium...............................              -          4
   Unamortized discount..............................         (4,616)    (4,670)
   Capital lease obligations, 6.68% -11.21% due in
     installments through May 31, 2025 ..............         39,555     44,392
                                                              ------     ------
                                                          $1,556,856 $1,464,143
                                                          ---------- ----------
         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CAPTALIZATION (continued)
                (Thousands of Dollars, Except Share Information)
                           December 31, 1998 and 1997


                                                               1998      1997
                                                               ----      ----
Long-term debt (continued)

PS Colorado Credit Corporation, Inc.:
   Unsecured Medium-Term Notes, Series A,
    5.86% - 6.14%, due October 13, 1998 - May 30, 2000      $100,000   $100,000

1480 Welton, Inc.:
   13.25% secured promissory note, due in installments
   through October 1, 2016 ...........................        30,755     31,155
                                                              ------     ------
                                                           1,687,611  1,595,298
Less:  maturities due within one year.................        44,481    257,160
                                                              ------    -------
    Total long-term debt..............................     1,643,130  1,338,138
                                                           ---------  ---------

Total capitalization..................................    $3,464,462 $3,142,934
                                                          ========== ==========




         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                             (Thousands of Dollars)
                  Years ended December 31, 1998, 1997 and 1996



                                                  1998       1997        1996
                                                  ----       ----        ----

Operating revenues:
   Electric.................................  $1,635,573  $1,485,196 $1,488,990
   Gas......................................     640,064     733,091    640,497
   Other....................................       8,449      11,356      7,951
                                                 -------      ------      -----
                                               2,284,086   2,229,643  2,137,438

Operating expenses:
   Fuel used in generation..................     212,184      198,706   195,442
   Purchased power..........................     589,637      493,902   490,428
   Gas purchased for resale.................     380,554      467,745   393,163
   Other operating and maintenance expenses.     403,292      391,177   400,008
   Depreciation and amortization............     180,913      168,451   154,631
   Taxes (other than income taxes) .........      83,994       81,496    82,899
   Income taxes (Note 13) ..................     101,494       90,813    96,331
                                                 -------      -------   -------
                                               1,952,068    1,892,290 1,812,902
                                               ---------    --------- ---------
Operating income............................     332,018      337,353   324,536

Other income and deductions:
   Merger expenses..........................         418      (18,661)  (11,210)
   Equity in earnings of Yorkshire
     Power (Note 2) ........................       3,446       34,926         -
   Miscellaneous income and deductions -
      net (Note 15) ........................       2,535      (13,374)  (13,260)
                                                   -----      -------   -------
                                                   6,399        2,891   (24,470)

Interest charges:
   Interest on long-term debt...............     120,082      118,438    95,826
   Other interest...........................      20,849       24,117    17,238
   Allowance for borrowed funds used during
     construction ..........................     (12,328)      (6,353)   (3,344)
   Dividends on PSCo obligated mandatorily
     redeemable  preferred securities of
     subsidiary trust holding solely
     subordinated debentures of PSCo (Note 5)      9,711            -         -
                                                   -----        -----      ----
                                                 138,314      136,202   109,720
                                                 -------      -------   -------

Income before extraordinary item............     200,103      204,042   190,346
Extraordinary item - U.K. windfall tax (Note 2)        -     (110,565)        -
                                                   -----     --------   -------
Net income...................................    200,103       93,477   190,346
Dividend requirements and redemption premium
 on preferred stock .........................      5,332       11,752    11,848
                                                   -----       ------    ------
Earnings available for common stock.........    $194,771      $81,725  $178,498
                                                ========      =======  ========


       The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                (Thousands of Dollars, Except Share Information)
                  Years ended December 31, 1998, 1997 and 1996

                                                                                     Accumulated
                                                                                        Other
                              Common Stock, $1 par value       Paid       Retained   Comprehensive
                                   Shares         Amount     in Capital   Earnings      Income        Total
                                   ------         ------     ----------   --------      ------        -----


Balance at January 1, 1996       63,358,128     $316,791     $680,315       $346,539   $       -    $ 1,343,645
Net income/Comprehensive income           -            -            -        190,346           -        190,346
Dividends declared:
  Common stock........                    -            -            -       (135,111)          -       (135,111)
  Preferred stock, $100 par value         -            -            -         (8,889)          -         (8,889)
  Preferred stock $25 par value           -            -            -         (2,940)          -         (2,940)
Issuance of common stock:
  Employees' Savings Plan           274,934        1,374        8,420              -           -          9,794
  Dividend Reinvestment Plan        809,603        4,048       24,580              -           -         28,628
  Management Incentive Plan          58,346          292        1,427              -           -          1,719
  Acquisitions (Note 4)             317,748        1,589        9,611              -           -         11,200
Other.................                    -            -            -           (104)          -           (104)
                                    -------       ------        -----         ------     -------         ------

Balance at December 31, 1996     64,818,759      324,094      724,353        389,841           -      1,438,288
Comprehensive income:
  Net income..........                    -            -            -         93,477           -         93,477
  Foreign currency translation
    adjustment                            -            -            -              -       4,142          4,142
                                                                                                          -----
    Comprehensive income (Note 1)                                                                        97,619
Dividends declared:
  Common stock, prior to
    August 1, 1997 Merger                 -            -            -        (76,202)          -       (76,202)
  Common stock, to NCE                    -            -            -        (76,093)          -       (76,093)
  Preferred stock, $100 par value         -            -            -         (8,803)                   (8,803)
  Preferred stock, $25 par value          -            -            -         (2,940)                   (2,940)
Issuance of common stock:
  Employees' Savings Plan           250,058         1,250       8,518              -           -         9,768
  Dividend Reinvestment Plan        488,224         2,441      16,899              -           -        19,340
  Management Incentive Plan          40,404           202         993              -           -         1,195
Merger with SPS:
  Exchange of common stock for
    NCE stock.........          (65,597,345)     (327,987)    327,987              -           -             -
  Dividend of subsidiaries'
    stock to NCE............              -             -     (49,912)             -           -       (49,912)
Contribution of capital by
    NCE (Note 4)                          -             -     273,300              -           -       273,300
Other.................                    -             -         (19)             -           -           (19)
                                     ------        ------        ----        -------     -------          ----

Balance at December 31, 1997            100             -   1,302,119        319,280       4,142     1,625,541
Comprehensive income:
  Net income..........                    -             -           -        200,103           -       200,103
  Foreign currency translation
    adjustment                            -             -           -              -       5,260         5,260
  Sale of NCI to NC Enterprises           -                                               (9,402)       (9,402)
                                                                                                        ------
      Comprehensive income (Note 1)                                                                    195,961
Dividends declared
  Common stock, to NCE                    -             -           -       (188,845)          -      (188,845)
  Preferred stock, $100 par value         -             -           -         (4,166)          -        (4,166)
  Preferred stock, $25 par value          -             -           -         (1,166)          -        (1,166)
  Other...............                    -             -           -              7           -             7
                                    -------        ------     -------         ------     -------         -----

Balance at December 31, 1998            100       $     -  $1,302,119      $ 325,213     $     -    $1,627,332
                                        ===       =======  ==========      =========     =======    ==========


(1)Authorized shares of common stock were 100 at December 31, 1998 and 1997 and 160 million at December 31, 1996. Common stock, par value was $5 through September 18, 1997. Effective September 19, 1997, common stock, par value was changed to $0.01.
         The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       PUBLIC SERVICE COMPANY OF COLORADO
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                  Years ended December 31, 1998, 1997 and 1996


                                                     1998       1997     1996
                                                    -----       ----     ----
Operating activities:
   Net income...................................    $200,103  $ 93,477 $190,346
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Extraordinary item - U.K. windfall tax
      (Note 2) .................................           -   110,565        -
     Depreciation and amortization..............     186,620   173,047  159,400
     Amortization of investment tax credits.....      (4,896)   (5,219)  (7,256)
     Deferred income taxes......................       7,092    37,390   60,899
     Equity in earnings of Yorkshire Power......      (3,446)  (34,926)       -
     Allowance for equity funds used during
      construction .............................           -         6     (757)
     Change in accounts receivable..............      21,540   (15,378) (88,680)
     Change in inventories......................      (6,553)   (2,163)  20,542
     Change in other current assets.............       7,937   (52,914) (31,169)
     Change in accounts payable.................       9,148    (5,413)  88,473
     Change in other current liabilities........      22,957   (15,870) (36,615)
     Change in deferred amounts.................     (18,289)  (21,913) (19,550)
     Change in noncurrent liabilities...........        (995)    3,367   (9,779)
     Other......................................           -      (144)   1,760
                                                     -------   -------  -------
       Net cash provided by operating activities     421,218   263,912  327,614

Investing activities:
   Construction expenditures....................    (504,727) (352,273)(321,162)
   Allowance for equity funds used during
     construction ..............................           -        (6)     757
   Proceeds from disposition of property, plant
     and equipment .............................       9,102     3,187   20,454
   Investment in Yorkshire Power (Note 2).......           -  (362,342)       -
   Payment received on note receivable from NC
     Enterprises (Note 2) ......................     100,000         -        -
   Payment for purchase of companies, net of
     cash acquired (Note 3) ....................           -         -    3,649
   Transfer of subsidiaries to NCE (Note 1).....           -    (2,229)       -
   Purchase of other investments................      (1,345)  (19,224) (11,485)
   Sale of other investments....................       4,101    11,162      664
                                                     -------   -------  -------
       Net cash used in investing activities....    (392,869) (721,725)(307,123)

Financing activities:
   Proceeds from sale of common stock (Note 4)..           -    20,517   30,115
   Contribution of capital by NCE...............           -   273,300        -
Proceeds from sale of PSCo obligated mandatorily
   redeemable preferred securities (Note 5).....     187,700         -        -
   Proceeds from sale of long-term debt (Note 6)     247,025   412,220  217,415
   Redemption of long-term debt.................    (157,737) (205,550) (83,356)
   Short-term borrowings - net..................      66,195   127,530  (43,325)
   Redemption of preferred stock................    (181,824)     (665)  (1,376)
   Dividends on common stock (Notes 4 and 15)...    (180,430) (148,279)(133,394)
   Dividends and redemption premium on preferred
     stock .....................................      (8,261)  (11,757) (11,857)
                                                      ------   -------  -------

       Net cash (used in) provided by financing
        activities .............................     (27,332)   467,316 (25,778)
                                                     -------    ------- -------

       Net increase (decrease) in cash and
         temporary cash investments ............       1,017      9,503  (5,287)
       Cash and temporary cash investments at
         beginning of year .....................      18,909      9,406  14,693
                                                      ------      -----  ------
       Cash and temporary cash investments at
           end of year .........................     $19,926    $18,909 $ 9,406
                                                     =======    ======= =======



       The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO SOUTHWESTERN PUBLIC SERVICE COMPANY:

We have audited the accompanying balance sheets and statements of capitalization of Southwestern Public Service Company (a New Mexico corporation) as of December 31, 1998 and 1997, and the related statements of income, shareholder's equity and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwestern Public Service Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                        ARTHUR ANDERSEN LLP
Denver, Colorado
February 23, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Southwestern Public Service Company:

We have audited the consolidated statements of income, shareholder's equity and cash flows for the four months ended December 31, 1996 and the year ended August 31, 1996 of Southwestern Public Service Company and subsidiaries. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Southwestern Public Service Company and subsidiaries for the above stated periods, in conformity with generally accepted accounting principles.


                                                  DELOITTE & TOUCHE LLP
Dallas, Texas
February 28, 1997
(June 19, 1997, as to the Carolina
 Energy Limited Partnership in Note 3)

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                                 BALANCE SHEETS
                             (Thousands of Dollars)
                           December 31, 1998 and 1997

                                     ASSETS

                                                         1998          1997
                                                         ----          ----

Property, plant and equipment, at cost:
   Electric .......................................   $2,665,115     $2,557,579
   Construction in progress........................      121,407        144,452
                                                         -------        -------
                                                       2,786,522      2,702,031
   Less: accumulated depreciation .................    1,057,183        987,487
                                                       ---------        -------
    Total property, plant and equipment............    1,729,339      1,714,544
                                                       ---------      ---------


Investments, at cost:
   Notes receivable from affiliate (Note 4)........      119,036        119,036
   Other...........................................        5,591          5,832
                                                           -----        -------
    Total investments..............................      124,627        124,868
                                                         -------        -------

Current assets:
   Cash and temporary cash investments.............        1,350            986
   Accounts receivable, less reserve for
     uncollectible accounts ($1,695 at
     December 31, 1998; $2,442 at December 31, 1997)      76,190         96,548
   Accrued unbilled revenues ......................        9,373         15,468
   Recoverable electric energy costs - net.........            -         23,086
   Materials and supplies, at average cost.........       16,970         16,337
   Fuel inventory, at average cost.................        2,293          2,301
   Current portion of accumulated deferred income
      taxes (Note 13) .............................        6,113              -
   Prepaid expenses and other......................        5,248          3,367
                                                           -----        -------
    Total current assets...........................      117,537        158,093
                                                         -------        -------

Deferred charges:
   Regulatory assets (Note 1)......................      111,971        119,244
   Unamortized debt expense .......................        8,767          9,395
   Other...........................................       37,623         62,592
                                                          ------        -------
    Total deferred charges.........................      158,361        191,231
                                                         -------        -------
                                                      $2,129,864     $2,188,736
                                                      ==========     ==========



              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                                 BALANCE SHEETS
                             (Thousands of Dollars)
                           December 31, 1998 and 1997

                             CAPITAL AND LIABILITIES

                                                         1998          1997
                                                         ----          ----


Common stock.......................................   $  348,402     $  348,402
Retained earnings..................................      389,818        349,988
                                                         -------        -------
    Total common equity............................      738,220        698,390

SPS obligated mandatorily redeemable preferred
 securities of subsidiary trust holding solely
 subordinated debentures of SPS (Note 5) ..........      100,000        100,000
Long-term debt (Note 6)............................      530,618        620,598
                                                         -------        -------
                                                       1,368,838      1,418,988
                                                       ---------      ---------

Noncurrent liabilities:
   Employees' postretirement benefits other than
     pensions (Note 12) ...........................        5,941          3,800
   Employees' postemployment benefits (Note 12)....        3,571          2,446
                                                           -----          -----
    Total noncurrent liabilities...................        9,512          6,246
                                                           -----          -----

Current liabilities:
   Notes payable and commercial paper (Note 7).....       85,162        154,244
   Notes payable to affiliates (Note 7)............        9,000         25,160
   Long-term debt due within one year..............       90,113            173
   Accounts payable................................       64,275        107,465
   Dividends payable...............................       20,007         22,546
   Recovered electric energy costs - net...........       18,760              -
   Customers' deposits.............................        5,904          5,471
   Accrued taxes...................................       37,646         28,051
   Accrued interest................................       12,273         12,715
   Current portion of accumulated deferred income
      taxes (Note 13) .............................            -         10,740
   Other...........................................       18,011         14,658
                                                          ------        -------
    Total current liabilities......................      361,151        381,223
                                                         -------        -------

Deferred credits:
   Unamortized investment tax credits .............        5,219          5,469
   Accumulated deferred income taxes (Note 13).....      380,655        372,447
   Other...........................................        4,489          4,363
                                                           -----        -------
    Total deferred credits.........................      390,363        382,279
                                                         -------        -------

Commitments and contingencies (Notes 9 and 10).....   ----------     ----------
                                                      $2,129,864     $2,188,736
                                                      ==========     ==========



              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                          STATEMENTS OF CAPITALIZATION
              (Thousands of Dollars, Except Per Share Information)
                           December 31, 1998 and 1997


                                                               1998      1997
                                                               ----      ----

Common shareholder's equity:
   Common stock, $1 par value, authorized 200 shares
     in 1998 and in 1997, outstanding 100 shares in
     1998 and in 1997........ ........................       $      -  $      -
   Paid in capital....................................        348,402   348,402
   Retained earnings..................................        389,818   349,988
                                                              -------   -------
    Total common shareholder's equity.................        738,220   698,390
                                                              -------   -------

Preferred stock (Note 4):
   $1 par value, 10 million shares authorized; no
    shares outstanding ...............................              -         -
                                                              -------   -------

SPS obligated mandatorily redeemable preferred securities
 of subsidiary trust holding solely subordinated
 debentures of SPS, 4 million shares outstanding,
 7.85% (Note 5) ......................................        100,000   100,000
                                                              -------   -------
Long-term debt (Note 6):
First Mortgage Bonds:
   6-7/8% due December 1, 1999........................         90,000    90,000
   7-1/4% due July 15, 2004...........................        135,000   135,000
   6-1/2% due March 1, 2006...........................         60,000    60,000
   8-1/4% due July 15, 2022...........................         40,000    40,000
   8-1/5% due December 1, 2022........................        100,000   100,000
   8-1/2% due February 15, 2025.......................         70,000    70,000
Pollution control obligations, securing pollution
   control revenue bonds:
   Not collateralized by First Mortgage Bonds:
    variable rate (4.30% at December 31, 1998 and 1997)
    due July 1, 2011 .................................         44,500    44,500
    variable rate (6.435% effective December 31, 1998
    and 1997) due July 1, 2016 .......................         25,000    25,000
    5-3/4% series, due September 1, 2016..............         57,300    57,300
   Less: funds held by Trustee........................           (168)     (161)
Other.................................................            112       286
Unamortized discount and premium-net..................         (1,013)   (1,154)
                                                              -------   -------
                                                              620,731   620,771
Less: maturities due within one year..................         90,113       173
                                                              -------   -------
    Total long-term debt..............................        530,618   620,598
                                                              -------   -------

Total capitalization..................................     $1,368,838 $1,418,988
                                                           ========== ==========


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                              STATEMENTS OF INCOME
                             (Thousands of Dollars)
        Years ended December 31, 1998, 1997 and August 31, 1996 (Note 1)



                                                      1998     1997      1996
                                                    -------   -------  -------

Operating revenues:
   Electric.....................................    $951,187  $960,355 $899,397
   Other........................................           -    18,928   32,403
                                                     -------   -------  -------
                                                     951,187   979,283  931,800

Operating expenses:
   Fuel used in generation......................     432,127   473,099  417,023
   Purchased power..............................      23,155    14,501   18,010
   Other operating & maintenance expenses.......     138,679   166,761  165,129
   Depreciation and amortization................      78,592    70,331   69,781
   Taxes (other than income taxes) .............      47,259    46,515   45,518
   Income taxes (Note 13) ......................      65,696    48,795   65,297
                                                     -------   -------  -------
                                                     785,508   820,002  780,758
                                                     -------   -------  -------
Operating income................................     165,679   159,281  151,042

Other income and deductions:
   Merger expenses..............................      (1,208)  (15,427)  (7,878)
   Write-off of investment in Carolina Energy
     Project (Note 3) ..........................           -   (16,052)       -
   Miscellaneous income and deductions - net
     (Notes 3 and 15) ..........................       8,819     4,877   13,226
                                                       -----     -----   ------
                                                       7,611   (26,602)   5,348

Interest charges:
   Interest on long-term debt...................      46,471    46,356   47,045
   Other interest...............................       8,925     7,444    6,088
   Allowance for borrowed funds used during
     construction ..............................      (4,943)   (4,546)  (2,516)
   Dividends on SPS obligated  mandatorily
    redeemable  preferred  securities of
    subsidiary trust holding solely subordinated
    debentures of SPS ..........................       7,850     7,850        -
                                                       -----     -----   ------
                                                      58,303    57,104   50,617
                                                     -------   -------  -------

Net income......................................     114,987    75,575  105,773
Dividend requirements on preferred stock........           -         -    2,494
                                                     -------   -------  -------
Earnings available for common stock.............    $114,987   $75,575 $103,279
                                                    ========   ======= ========


         The accompanying notes to financial statements are an integral part of these financial statements.

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                              STATEMENTS OF INCOME
                             (Thousands of Dollars)
          For the four months ended December 31, 1996 and 1995 (Note 1)



                                                           1996          1995
                                                           ----          ----
                                                                     (Unaudited)
Operating revenues:
   Electric..........................................    $295,579      $267,427
   Other.............................................      10,701        11,055
                                                         --------       -------
                                                          306,280       278,482

Operating expenses:
   Fuel used in generation...........................     141,896       119,081
   Purchased power...................................       4,900         2,756
   Other operating & maintenance expenses............      55,582        52,134
   Depreciation and amortization.....................      23,782        23,329
   Taxes (other than income taxes)...................      15,152        14,590
   Income taxes (Note 13)............................      10,987        18,963
                                                         --------       -------
                                                          252,299       230,853
                                                          -------       -------
Operating income.....................................      53,981        47,629

Other income and deductions, net:
   Merger expenses...................................      (2,019)       (2,171)
   Write-off of investment in BCH project (Note 3)...     (15,546)            -
   Miscellaneous income and deductions - net.........         759           737
                                                         --------       -------
                                                          (16,806)       (1,434)
Interest charges:
   Interest on long-term debt........................      16,302        15,106
   Other interest....................................       1,102           950
   Allowance for borrowed funds used during
     construction ...................................        (892)         (807)
   Dividends on SPS obligated mandatorily redeemable
     preferred securities of subsidiary trust holding
     solely subordinated debentures of SPS ..........       1,526             -
                                                            -----
                                                           18,038        15,249
                                                           ------        ------

Net income...........................................      19,137        30,946
Dividend requirements on preferred stock.............           -         2,373
                                                         --------       -------
Earnings available for common stock..................    $ 19,137      $ 28,573
                                                         ========      ========




                 The accompanying notes to financial statements
               are an integral part of these financial statements

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY
              (Thousands of Dollars, Except Share Information)
   Year ended December 31, 1998, 1997, four months ended December 31, 1996 and year ended August 31, 1996 (Note 1)


                               Common Stock, $1 par value                         Retained
                               Shares        Amount          Paid in Capital      Earnings      Total
                               ------        ------          ---------------      --------      -----

Balance at August 31, 1995..  40,917,908     40,918             306,376           373,458      720,752
Net income..................           -          -                   -           105,773      105,773
Retirements of cumulative
 preferred stock ...........           -          -               1,108              (921)         187
Dividends declared
  Common stock..............           -          -                   -           (90,020)     (90,020)
  Cumulative preferred stock           -          -                   -            (1,573)      (1,573)
                                --------     ------             -------            ------      -------

Balance at August 31, 1996..  40,917,908     40,918             307,484           386,717      735,119
Net income .................           -          -                   -            19,137       19,137
Dividends declared on
 common stock ..............           -          -                   -           (22,504)     (22,504)
                                  ------    -------              ------           -------      -------

Balance at December 31, 1996  40,917,908     40,918             307,484           383,350      731,752
Net income..................           -          -                   -            75,575       75,575
Dividends declared
  Common stock, prior to
   August 1, 1997 Merger ...           -          -                   -           (63,845)     (63,845)
  Common stock, to NCE......           -          -                   -           (45,092)     (45,092)
Merger with PSCo
  Exchange of common shares
  for NCE stock ............ (40,917,808)   (40,918)             40,918                 -            -
                             -----------    -------              ------           -------      -------

Balance at December 31, 1997         100          -             348,402           349,988      698,390
Net income..................           -          -                   -           114,987      114,987
Dividends declared
  Common stock, to NCE......           -          -                   -           (75,157)     (75,157)
                                --------     ------             -------           -------      -------

Balance at December 31, 1998         100   $      -          $  348,402         $ 389,818   $  738,220
                                  ======    =======          ==========         =========   ==========


Authorized shares of common stock were 200 at December 31, 1998 and 1997 and 100 million at December 31, 1996 and August 31, 1996.

         The accompanying notes to financial statements are an integral part of these financial statements.

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                            STATEMENTS OF CASH FLOWS
             (Thousands of Dollars, Except Share Information) Years
           ended December 31, 1998, 1997, and August 31, 1996 (Note 1)


                                                      1998      1997     1996
                                                      ----      -----    ----



Operating activities:
   Net income...................................    $114,987  $75,575  $105,773
   Adjustments to reconcile net income to net
    cash provided by operating activities
     (Note 1):
     Depreciation and amortization..............      83,103    76,929   65,448
     Write-off of investment in Carolina Energy
       Project (Note 3).........................           -    16,052        -
     Amortization of investment tax credits.....        (250)     (250)    (250)
     Deferred income taxes......................      (8,600)    3,587   16,423
     Allowance for equity funds used during
      construction .............................           -       (5)      (60)
     Change in accounts receivable..............      20,358   (39,842)  (4,697)
     Change in inventories......................        (625)      301      134
     Change in other current assets.............      27,300    (3,061)  (7,688)
     Change in accounts payable.................     (43,190)   45,683   10,024
     Change in other current liabilities........      31,699   (10,000)  (7,271)
     Change in deferred amounts.................      30,309   (48,934) (11,381)
     Other......................................       3,358       276   13,571
                                                     -------   -------  -------
       Net cash provided by operating activities     258,449   116,311  180,026

Investing activities:
   Construction expenditures....................     (92,218) (118,550)(111,986)
   Allowance for equity funds used during
     construction ..............................           -         5       60
   Cost of disposition of property, plant and
     equipment .................................      (2,897)   (2,371)       -
   Proceeds from the sale of Quixx and UE, net
     of cash disposed (Note 1) .................           -   (29,567)       -
   Purchase of other investments................        (673)   (4,639)  (1,768)
   Sale of other investments....................         820         -        -
   Acquisition of TNP properties (Note 3).......           -         -  (29,200)
                                                     -------   -------  -------
       Net cash used in investing activities....     (94,968) (155,122)(142,894)

Financing activities:
   Proceeds from sale of long-term debt.........           -         -   60,000
   Redemption of long-term debt.................        (179)  (14,986)  (4,445)
   Short-term borrowings - net..................     (85,242)  100,564   69,624
   Retirement of preferred stock................           -         -  (75,434)
   Dividends on common stock (Notes 4 and 15)...     (77,696)  (86,391) (90,020)
   Dividends on preferred stock.................           -         -   (2,494)
                                                     -------   -------  -------
       Net cash used in financing activities....    (163,117)     (813) (42,769)
                                                    --------   -------  -------
       Net increase (decrease) in cash and
          temporary cash investments ...........         364   (39,624)  (5,637)
       Cash and temporary cash investments at
          beginning of year ....................         986    40,610   36,860
                                                         ---    ------   ------
       Cash and temporary cash investments at
          end of year                                $ 1,350   $   986  $31,223
                                                     =======   =======  =======



         The accompanying notes to financial statements are an integral part of these financial statements.

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                            STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
              Four months ended December 31, 1996 and 1995 (Note 1)


                                                               1996     1995
                                                               ----     ----
                                                                     (Unaudited)

Operating activities:
   Net income.........................................        $19,137   $30,946
   Adjustments to reconcile net income to net
    cash provided by operating activities (Note 1):
     Depreciation and amortization....................         22,289    21,873
     Write-off of investment in BCH Project (Note 3)..         15,546         -
     Deferred income taxes and  investment tax credits          4,806     3,166
     Allowance for equity funds used during construction         (179)      (60)
     Change in accounts receivable....................         10,180     9,402
     Change in inventories............................          1,417       928
     Change in other current assets...................         (5,674)    9,977
     Change in accounts payable.......................            628   (10,673)
     Change in other current liabilities..............        (12,487)  (11,021)
     Other............................................        (14,674)    7,627
                                                              -------   -------
       Net cash provided by operating activities......         40,989    62,165

Investing activities:
   Construction expenditures..........................        (66,031)  (44,950)
   Purchase of other investments......................         (2,297)   (3,741)
   Acquisition of TNP properties (Note 3).............              -   (29,200)
                                                              -------   -------
       Net cash used in investing activities..........        (68,328)  (77,891)

Financing activities:
   Proceeds from sale of long-term notes and bonds (Note 6)    82,300         -
   Proceeds from sale of SPS obligated mandatorily
    redeemable preferred securities of subsidiary trust
    holding solely subordinated debentures of SPS             100,000         -
   Retirement of long-term notes and bonds............        (84,776)   (1,717)
   Short-term borrowings - net........................        (15,788)  116,250
   Retirement of preferred stock......................              -   (74,672)
   Dividends on common stock..........................        (45,010)  (45,010)
   Dividends on preferred stock.......................              -    (2,373)
                                                              -------   -------
       Net cash provided by (used in) financing activities     36,726    (7,522)
                                                               ------    ------
       Net increase (decrease) in cash and temporary
          cash investments ...........................          9,387   (23,248)
       Cash and temporary cash investments at beginning
          of period ..................................         31,223    36,860
                                                               ------    ------
       Cash and temporary cash investments at end of period   $40,610   $13,612
                                                              =======   =======


         The accompanying notes to financial statements are an integral part of these financial statements.

                   NEW CENTURY ENERGIES, INC. AND SUBSIDIARIES
               PUBLIC SERVICE COMPANY OF COLORADO AND SUBSIDIARIES
                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1998

1.  Summary of Significant Accounting Policies (NCE, PSCo and SPS)

Business, Utility Operations and Regulation

      NCE is a registered holding company under PUHCA and its domestic utility subsidiaries (PSCo, SPS and Cheyenne) are engaged principally in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transportation, distribution and sale of natural gas. Both the Company and its subsidiaries are subject to the regulatory provisions of the PUHCA. The utility subsidiaries are subject to regulation by the FERC and state utility commissions in Colorado, Texas, New Mexico, Wyoming, Kansas and Oklahoma. Over 90% of the Company's revenues are derived from its regulated utility operations.

      Regulatory Assets and Liabilities

      The Company's regulated subsidiaries prepare their financial statements in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS 71"), as amended. SFAS 71 recognizes that accounting for rate regulated enterprises should reflect the relationship of costs and revenues introduced by rate regulation. A regulated utility may defer recognition of a cost (a regulatory asset) or recognize an obligation (a regulatory liability) if it is probable that, through the ratemaking process, there will be a corresponding increase or decrease in revenues. The Company believes its utility subsidiaries will continue to be subject to rate regulation. In the event that a portion of a subsidiaries' operations is no longer subject to the provisions of SFAS 71, as a result of a change in regulation or the effects of competition, the Company's subsidiaries could be required to write-off their regulatory assets, determine any impairment to other assets resulting from deregulation and write-down any impaired assets to their estimated fair value, which could have a material adverse effect on NCE's, PSCo's and SPS's financial position, results of operations or cash flows.

      The   following   regulatory   assets  are   reflected  in  the  Company's
consolidated balance sheets (in thousands):

1998                                        NCE           PSCo            SPS
                                          ------         ------         ------

Income taxes (Note 13)..............      $148,499       $ 69,868      $ 79,116
Nuclear decommissioning costs.......        69,490         69,490             -
Employees' postretirement benefits
  other than pensions (Note 12).....        57,350         54,461         2,889
Employees' postemployment benefits
 (Note 12) .........................        24,888         24,416             -
Demand-side management costs........        37,160         31,984         5,176
Unamortized debt reacquisition costs        33,138         15,769        16,808
Early retirement costs..............         1,000              -         1,000
Thunder Basin judgment (Note 9).....           548              -           548
Other...............................         9,559          3,124         6,434
                                            ------         ------        ------
  Total.............................      $381,632       $269,112      $111,971
                                          ========       ========      ========

1997                                        NCE           PSCo            SPS
                                          ------         ------         ------

Income taxes (Note 13)..............      $162,985       $ 84,356      $ 79,161
Nuclear decommissioning costs.......        76,881         76,881             -
Employees' postretirement benefits
  other than pensions (Note 12).....        63,023         59,995         3,028
Employees' postemployment benefits
 (Note 12) .........................        24,455         23,932             -
Demand-side management costs........        42,503         38,518         3,985
Unamortized debt reacquisition costs        36,717         17,791        18,344
Early retirement costs..............         8,008          6,645         1,363
Thunder Basin judgment (Note 9).....         5,912              -         5,912
Other...............................         9,991          2,540         7,451
                                            ------         ------        ------
  Total.............................      $430,475       $310,658      $119,244
                                          ========       ========      ========

      The regulatory assets of the Company's regulated subsidiaries that are currently being recovered as of December 31, 1998 and 1997 are reflected in rates charged to customers over periods ranging from two to thirty years. The recovery of regulatory assets over the next five years is estimated to exceed $200 million. Refer to the discussion below or the Notes to Consolidated Financial Statements as identified in the above table for a more detailed discussion regarding recovery periods.

      Effective July 1, 1993, PSCo began collecting from customers the costs approved by the CPUC for the decommissioning of Fort St. Vrain. This recoverable amount totaled approximately $124.4 million (plus a 9% carrying cost). Such amount, which is being collected over a twelve-year period, represented the inflation-adjusted estimated remaining cost of decommissioning activities not previously recognized as expense at the time of CPUC approval. PSCo is recovering approximately $13.9 million per year from its customers, including carrying costs.

      On January 27, 1997, the CPUC issued its order on PSCo's 1996 gas rate case. The CPUC allowed recovery of postemployment benefit costs on an accrual basis under SFAS 112 and denied amortization of the approximately $8.9 million regulatory asset recognized upon the adoption of SFAS 112 (see Note 12. Employee Benefits - Postemployment Benefits). PSCo has appealed in the Denver District Court the decision related to this issue. PSCo believes that it will be successful on appeal and that the associated regulatory asset is realizable. On April 1, 1998, in connection with PSCo's annual electric department earnings test filing, PSCo requested approval to recover its electric jurisdictional portion of the postemployment benefits cost regulatory asset totaling approximately $15 million over three years. In December 1998, the CPUC approved a settlement agreement on this matter which deferred the final determination of the regulatory treatment of these costs pending the outcome of the current appeal of the decision on PSCo's gas rate case. PSCo believes that it will be allowed recovery of SFAS 112 costs on an accrual basis. If PSCo is ultimately unsuccessful in its appeal of the gas rate case decision and/or in its request to recover its electric jurisdictional regulatory asset, all unrecoverable amounts will be written off (see Note 9. Regulatory Matters).

      Certain costs associated with PSCo's DSM programs are deferred and recovered in rates over five to seven-year periods through the DSMCA. Non-labor incremental expenses, carrying costs associated with deferred DSM costs and incentives associated with approved DSM programs are recovered on an annual basis. Costs associated with SPS's DSM programs are also deferred and, as part of a negotiated settlement agreement reached in July 1995, will be included in rate base and cost of service in future PUCT proceedings.

      Costs incurred to reacquire debt prior to scheduled maturity dates are deferred and amortized over the life of the debt issued to finance the reacquisition, or as approved by the applicable regulatory authority.

      Recovered/Recoverable Purchased Gas and Electric Energy Costs -Net

      The Company's utility subsidiaries have adjustment mechanisms in place which currently provide for the recovery of certain purchased gas and electric energy costs. These cost adjustment tariffs may increase or decrease the level of costs recovered through base rates and are revised periodically, as prescribed by the appropriate regulatory agencies, for any difference between the total amount collected under the clauses and the recoverable costs incurred (see Note 9. Regulatory Matters).

      Other Property

      Property, plant and equipment includes approximately $18.4 million and $25.4 million, respectively, for costs associated with the engineering design of the future Pawnee 2 generating station and certain water rights located in southeastern Colorado, also obtained for a future generating station. PSCo is earning a return on these investments based on its weighted average cost of debt in accordance with a CPUC rate order.

Non-utility Subsidiaries and International Investments

      The Company's non-utility subsidiaries are principally involved in energy-related businesses including the following: engineering, design and construction management, non-regulated energy services, including gas and power marketing, the management of real estate and certain life insurance policies, the financing of certain current assets of PSCo and investments in cogeneration facilities, electric wholesale generators and a foreign utility company. The Company's international investments are subject to regulation in the countries in which such investments are made (see Note 2. Investment in Yorkshire Power and U.K. Windfall Tax). Financial statements of foreign subsidiaries are translated into U.S. dollars at current rates, except for revenues, costs and expenses, which are translated at average current rates during each reporting period.

Consolidation and Financial Statement Presentation

      The Company follows the practice of consolidating the accounts of its majority owned and controlled subsidiaries. The Company recognizes equity in income from its unconsolidated investments accounted for under the equity method of accounting. All intercompany items and transactions have been eliminated. Certain prior year amounts have been reclassified to conform to the current year's presentation.

      Effective August 1, 1997, following the receipt of all required state and Federal regulatory approvals, PSCo and SPS merged in a tax-free "merger of equals" transaction and became wholly-owned subsidiaries of NCE. Each outstanding share of PSCo common stock was canceled and converted into the right to receive one share of NCE common stock, and each outstanding share of SPS common stock was canceled and converted into the right to receive 0.95 of one share of NCE common stock. The Merger was accounted for as a pooling of interests. Effective with the Merger, certain utility and non-utility subsidiaries were transferred within NCE's common controlled subsidiaries. The common stock of Quixx and UE, former SPS subsidiaries, were transferred through the sale by SPS of the common stock of such subsidiaries at net book value, aggregating approximately $119.0 million, to NC Enterprises in exchange for notes payable of NC Enterprises. Subsidiaries of PSCo (Cheyenne, WGI, e prime and Natural Fuels) were transferred by a declaration of a dividend of the subsidiaries' stock, at net book value, aggregating approximately $49.9 million, to NCE. NCE subsequently made a capital contribution of the e prime and Natural Fuels common stock, at net book value, aggregating approximately $29.5 million, to NC Enterprises.

     On April 22, 1997, SPS changed its fiscal year from a twelve-month period ending August 31 to twelve-month period ending December 31. SPS filed a Transition report on Form 10-K for the period September 1, to December 31, 1996 ("Transition Period"). The fiscal year periods presented in SPS's statements of income and cash flows are for the twelve-months ending December 31, 1998 and 1997 and August 31, 1996.

Revenue Recognition

      The Company's utility subsidiaries accrue for estimated unbilled revenues for services provided after the meters were last read on a cycle billing basis through the end of each year.

Risk Management

      The Company and its subsidiaries have initiated the utilization of a variety of energy contracts, both financial and commodity based, in the energy trading and energy non-trading operations to reduce their exposure to commodity price risk. These contracts consist mainly of commodity futures and options, index or fixed price swaps and basis swaps.

      Energy contracts entered into for the trading operations are accounted for using the mark-to-market method of accounting. Under mark-to-market accounting, natural gas and power trading contracts, including both physical transactions and financial instruments, are recorded at fair value and recognized as an increase or decrease to purchased power or cost of gas sold upon contract execution. Changes in the market value of the portfolio are recognized as gains or losses in the period of change and the resulting unrealized gains and losses are recorded as other current assets and liabilities. Such amounts are recognized as net positions in the consolidated balance sheets and income statements as NCE and its subsidiaries have master netting agreements in place with counterparties.

      Energy contracts are also utilized in the Company and its subsidiaries' non-trading operations to reduce commodity price risk. Hedge accounting is applied only if the contract reduces the price risk of the underlying hedged item and is designated as a hedge at its inception. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are deferred and recognized as a component of purchased power or cost of gas sold when settlement occurs. If, subsequent to being hedged, underlying transactions are no longer likely to occur, the related gains and losses are recognized currently in income (see Note 8. Financial Instruments - Risk Management for further discussion of the Company's risk management activities).

Comprehensive Income

      The Company and its subsidiaries adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. This statement establishes standards for the reporting and display of comprehensive income (net income plus all other changes in net assets from non-owner sources) and its components in financial statements. Other comprehensive income for NCE and PSCo was reported in the consolidated Statements of Shareholders' Equity and consists of foreign currency translation adjustments related to the investment in Yorkshire Power.

Basic and Diluted Earnings Per Share

      Effective in calendar year 1997, the FASB issued SFAS No. 128, "Earnings per Share" ("SFAS 128") requiring presentation of basic and diluted earnings per share. Basic earnings per share is based upon the weighted average common shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock. Diluted earnings per share is based upon the weighted average common and common equivalent shares outstanding during each year. Employee stock options are the Company's only common stock equivalents. There are no other potentially dilutive securities (in thousands, except per share data).

                                            For the year ended December 31, 1998
                                            ------------------------------------
                                           Income       Shares        Per Share
                                        (Numerator)  (Denominator)      Amount
                                        -----------  -------------      ------
Basic EPS
  Net income..........................   $341,957      111,859        $  3.06
                                                                      =======

Effect of Dilutive Securities:
  Common stock options................          -          149
                                         --------      -------

Diluted EPS
  Net income and assumed conversion...   $341,957        112,008      $  3.05
                                         ========        =======      =======

     SFAS 128 had no effect on the Company's 1997 and 1996 reported earnings per share information.

      Approximately 780,000 common stock options were outstanding during 1998, but were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the common stock.

Income Taxes

      The Company and its subsidiaries file consolidated Federal and consolidated and separate state income tax returns. Income taxes are allocated to the subsidiaries based on separate company computations of taxable income or loss. Investment tax credits have been deferred and are being amortized over the service lives of the related property. Deferred taxes are provided on temporary differences between the financial accounting and tax bases of assets and liabilities using the tax rates which are in effect at the balance sheet date (see Note 13. Income Taxes).

Stock-based Compensation

      The Company uses the intrinsic value based method of accounting for its stock-based compensation plan (see Note 12. Employee Benefits - Incentive Compensation).

Temporary Cash Investments and Statements of Cash Flows

      For purposes of the consolidated statements of cash flows, the Company and its subsidiaries consider all temporary cash investments to be cash equivalents. These temporary cash investments are securities having original maturities of three months or less or having longer maturities but with put dates of three months or less. At December 31, 1998, approximately $14.3 million of cash balances are restricted for operational uses as they have been committed for investments in cogeneration projects.

     Income  Taxes  and  Interest  (Excluding  Amounts   Capitalized)  Paid  (in
thousands):

NCE                                              1998        1997        1996
                                               -------     -------     -------

Income taxes ...............................   $135,776    $99,938     $117,121
Interest....................................   $249,405    $230,507    $197,073

PSCo                                             1998        1997        1996
                                               -------     -------     -------

Income taxes, including amounts paid to NCE    $114,340    $ 75,439    $ 66,871
Interest....................................   $188,443    $172,470    $144,533

SPS                                              1998        1997        1996
                                               -------     -------     -------

Income taxes, including amounts paid to NCE    $69,111     $37,752     $50,250
Interest....................................   $55,739     $56,486     $52,540

      Non-cash Transactions:

      Shares of NCE's common stock in 1998 and PSCo's common stock in 1997 and 1996 (222,387 in 1998, 250,058 in 1997 and 274,934 in 1996), valued at the market price on date of issuance (approximately $10 million for each year), were issued to a savings plan of the Company. The estimated issuance values were recognized in other operating expenses during the respective preceding years.

      Effective March 31, 1998, PSCo sold its common stock investment in NCI to NC Enterprises, an NCE subsidiary. PSCo received as consideration a 20-year promissory note from NC Enterprises in the amount of approximately $292.6 million (see Note 2. Investment in Yorkshire Power and U.K. Windfall Tax).

      Stock issuances and the dividend of subsidiaries' stock in connection with the Merger discussed above were non-cash financing and investing activities and are not reflected in the consolidated statements of cash flows.

      During 1996, PSCo exchanged shares of its common stock in connection with the acquisition of TOG and TOP (see Note 3. Acquisitions and Divestitures).

Property and Depreciation

      Property, plant and equipment is stated at original cost. Replacements and capital improvements, representing units of property, are capitalized. Maintenance and repairs of property and replacements of items of property determined to be less than a unit of property are charged to operations as maintenance expense. The cost of units of property retired, together with cost of removal, less salvage, is charged to accumulated depreciation.

      Depreciation expense, for financial accounting purposes, is computed on the straight-line basis based on the estimated service lives and costs of removal of the various classes of property. Depreciation expense, expressed as a percentage of average depreciable property, for NCE, PSCo and SPS ranged from approximately 2.7%-2.9% for the years ended December 31, 1998, 1997 and 1996. For income tax purposes, the Company and its subsidiaries use accelerated depreciation and other elections provided by the tax laws.

Allowance for Funds Used During Construction

      AFDC, as defined in the system of accounts prescribed by the FERC, represents the net cost during the period of construction of borrowed funds used for construction purposes and a reasonable rate on funds derived from other sources. AFDC does not represent current cash earnings. The Company's regulated subsidiaries capitalize AFDC as a part of the cost of utility plant.

Gas in Underground Storage (NCE and PSCo)

      Gas in underground storage is accounted for under the last-in, first-out ("LIFO") cost method. The estimated replacement cost of gas in underground storage at December 31, 1998 and 1997, exceeded the LIFO cost by approximately $13.0 million and $36.0 million, respectively.

Cash Surrender Value of Life Insurance Policies (NCE and PSCo)

      The following amounts related to corporate-owned life insurance ("COLI") contracts, issued by one major insurance company, are recorded as a component of Investments, at cost, on the consolidated balance sheets (in thousands):

                                                             1998        1997
                                                             ----        ----
Cash surrender value of contracts.....................     $461,752    $408,425
Borrowings against contracts..........................      458,104     405,285
                                                            -------     -------
   Net investment in life insurance contracts.........     $  3,648     $ 3,140
                                                           ========     =======

     Refer to Note 10. "Commitments and Contingencies", for discussion of certain tax matters.

Management Estimates

      The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Investment in Yorkshire Power and U.K. Windfall Tax (NCE and PSCo)

Acquisition

      During the second quarter of 1997, Yorkshire Power, a joint venture initially equally owned by PSCo and AEP, acquired indirectly all of the outstanding ordinary shares of Yorkshire Electricity, a U.K. regional electricity company. NCI accounts for its investment in Yorkshire Power using the equity method. Yorkshire Power's results of operations include 100% of Yorkshire Electricity's results since the April 1, 1997 acquisition date. NCI's equity in earnings of Yorkshire Power is 50%, the same as its ownership share.

      Effective March 31, 1998, PSCo sold its common stock investment in NCI to NC Enterprises, an NCE subsidiary. NCI's primary investment is Yorkshire Power. PSCo received as consideration a 20-year promissory note from NC Enterprises in the amount of approximately $292.6 million. Annual interest payments are required for the first three years followed by principal and interest payments for the remaining seventeen years. The interest rate on the note is 7.02%. NCE intends to make additional capital contributions to NC Enterprises to provide the necessary cash flow requirements to make payments on the promissory note to PSCo. In October 1998, NCE contributed $100 million to NC Enterprises, which was used to reduce the principle balance of the promissory note to PSCo.

U.K. Windfall Tax

      In July 1997, the U.K. government enacted a windfall tax on certain privatized business entities, payable in two installments with the first in December 1997 and the second in December 1998. The windfall tax was a retroactive adjustment to the privatization value based on post-privatization profits during the 1992 to 1995 period. During the third quarter of 1997, Yorkshire Power recorded an extraordinary charge of approximately $221 million (135 million pounds sterling) for this windfall tax. The Company's share of this tax was approximately $110.6 million.

Investment in Ionica

     During the second quarter of 1998, Yorkshire Electricity recognized a $54.7 million after-tax impairment of its investment in Ionica, a wireless telecommunications company, upon the May 22, 1998, announcement by Ionica that negotiations for release of lines of credit from existing providers of bank facilities had been unsuccessful. In November of 1998, Ionica was placed into receivership and an administrator was appointed to oversee its operations and distribute its remaining assets. Due to the complexity of Ionica operations it may take considerable time to complete this process. Yorkshire Electricity continues to assess the recoverability of the remaining book value of this investment (approximately $7 million at December 31, 1998).

Generation Sale

      In the fourth quarter of 1998, Yorkshire Power recognized a $42.1 million after-tax gain on the sale of its generation assets. This included the sale of its 75% interest in Regional Power Generators, Ltd., which owned a 272-megawatt combined cycle, gas fired plant located in North Lincolnshire, England and the sale of other generation capacity. Proceeds from these sales were used to reduce the debt of Yorkshire Power. Yorkshire Electricity is focusing its main business on the distribution and supply of electricity and the supply of natural gas.

      Summarized income statement information for the year ended December 31, 1998 and from the date of acquisition, April 1, 1997 to December 31, 1997, is presented below (in millions):

                                                   1998            1997
                                            ------------------   -------
                                              Year     3 Months
                                              Ended      Ended     (NCE
                                           December 31, March 31,   and
                                              (NCE)       (PSCo)    PSCo)
    Yorkshire Power:
      Operating revenues...............     $2,281.7  $  663.2   $1,492.9
                                            --------  --------   --------

      Operating income.................        324.9      65.5      202.3
                                            --------  --------   --------

      Income before extraordinary item.         76.9       6.9       69.8
                                            --------  --------   --------

      Extraordinary item - U.K. windfall
        tax ...........................                      -     (221.1)
                                             --------   ------   --------

      Net income (loss)................     $   76.9  $    6.9   $ (151.3)
                                            ========  ========   ========

    NCI's equity in earnings (losses):
      Equity in earnings of Yorkshire Power     38.5       3.5       34.9
      Extraordinary item - U.K. windfall tax       -         -     (110.6)
                                            --------  -------    --------
                                            $   38.5  $    3.5   $  (75.7)
                                            ========  ========   ========

      NCI's investment in Yorkshire Power at December 31, 1998 and 1997 was approximately $333 million and $290 million, respectively. Summarized balance sheet information for Yorkshire Power as of December 31, 1998 and 1997, is presented below (in millions):
                                                    1998     1997
                                                    ----     ----
    Assets:
      Property, plant and equipment............    $1,602   $1,645
      Current assets...........................       552      602
      Goodwill (net)...........................     1,547    1,602
      Other assets.............................       295      293
                                                   ------   ------
                                                   $3,996   $4,142
                                                   ======   ======
    Capitalization and Liabilities:
      Common shareholders' equity..............    $  655   $  542
      Long-term debt...........................     2,121      704
      Other non-current liabilities............       413      489
      Current liabilities......................       807    2,407
                                                   ------   ------
                                                   $3,996   $4,142
                                                   ======   ======

      The unaudited pro forma financial information presented below for NCE assumes that Yorkshire Power was acquired on January 1, 1997. The pro forma adjustments include recognition of equity in the estimated earnings of Yorkshire Power, an adjustment for interest expense on debt associated with the investment in Yorkshire Power and related income taxes. The estimated earnings of Yorkshire Power were based on historical earnings of Yorkshire Electricity, prior to its acquisition by Yorkshire Power, adjusted for the estimated effects of purchase accounting (including the amortization of goodwill), conversion to United States generally accepted accounting principles, interest expense on debt issued by Yorkshire Power associated with the acquisition and related income taxes. Sales of electricity are affected by seasonal weather patterns and, therefore, the results of Yorkshire Power/Yorkshire Electricity will not be distributed evenly during the year. Equity in earnings (losses) of Yorkshire Power has been converted at the average exchange rates for the year ended December 31, 1997 and December 31, 1996, of $1.639/pound and $1.561/pound, respectively.

      Based on the above assumptions, shown below is unaudited pro forma financial information for the years ended December 31, 1997 and 1996 (in millions, except per share amounts):

                                                      NCE Earnings
                                             Available for
                                             common stock     EPS-Basic (1)
                                              1997   1996     1997    1996
                                              ----   ----     ----    ----

Net income before extraordinary item...      $261.5 $272.3    $2.50   $2.64
                                                              =====   =====

Pro forma adjustments:

  Equity in earnings of
   Yorkshire Power, net of
   U.S. tax benefits (2)...............      (10.1)   19.3

  Interest expense, net of tax.........       (3.5)  (13.8)
                                             -----  ------

Pro forma result.......................      $247.9 $ 277.8   $2.37   $2.70
                                             ====== =======   =====   =====

  (1) Based on the weighted average number of common shares outstanding for the period.
  (2) The years ending December 31, 1997 and 1996 amounts include $24.0 million and $18.9 million ($17.9 million and $11.7 million after-tax), respectively, of write-offs related to certain computer development costs, acquisition expenses and costs incurred for the preparation for deregulation.

      The unaudited pro forma financial information presented below for PSCo assumes that NCI was sold to NC Enterprises effective January 1, 1997. NCI was formed in connection with the investment in Yorkshire Power and had no operations during the first three months of 1997. The pro forma adjustments represent the removal of NCI's net income from PSCo and the inclusion of interest income, net of tax, from the promissory note to PSCo from NC Enterprises.

      Based upon the above assumptions, shown below is unaudited pro forma financial information for the years ended December 31, 1998 and 1997 (in millions):
                                                               PSCo Earnings
                                                              1998    1997
                                                              ----    ----

Net income before extraordinary item.....................     $200.1  $204.0

Pro forma adjustments:

  NCI's net income before extraordinary item.............      (2.8)  (35.9)
  Interest income from promissory note, net of tax.......       3.2     9.5
                                                              -----   -----

Pro forma result.........................................     $200.5  $177.6
                                                              ======  ======

3. Acquisitions and Divestitures

Acquisition of Planergy (NCE)

      Effective April 1, 1998, the Company acquired all of the outstanding common stock of Falcon Seaboard Energy Services, Inc. ("Planergy") and assumed other outstanding debt. Planergy includes Planergy, Inc. and Planergy Services and is primarily engaged in energy consulting, energy efficiency management, conservation programs and mass-market services.. Such acquisition was accounted for using the purchase method and the acquired assets and liabilities were valued at their estimated fair market values as of the date of acquisition. Planergy has been consolidated as a subsidiary of NC Enterprises in the Company's consolidated financial statements.

Carolina Energy Limited Partnership Investment (NCE and SPS)

      The Carolina Energy Partnership, a waste-to-energy cogeneration facility, was originally scheduled to be completed in 1997, but was halted pending an independent analysis of the project's engineering and financial viability. The banks providing debt financing to the project withheld funds for continued construction. Quixx, UE, other equity owners, senior creditors and the construction contractor were unable to restructure the project on mutually agreeable terms and the senior creditors took possession of the assets of the facility. In June 1997, Quixx wrote-off its investment of approximately $13.6 million in the Carolina Energy Partnership. Additionally, UE wrote-off its net investment of approximately $2.4 million in this same partnership. Quixx holds a one-third ownership interest, including a 1% general partnership interest, in the partnership. UE's net investment in the partnership was comprised of subordinated debt, the related interest receivable, as well as fees for engineering services.

BCH Energy Limited Partnership Investment (NCE and SPS)

      Quixx holds a 49% limited partnership interest in BCH Energy Limited Partnership which owned a waste-to-energy cogeneration facility located near Fayetteville, North Carolina. Limited commercial operation of the BCH project began in June 1996; however, the facility did not achieve the expected performance level. An effort was made to restructure the project but it was not possible to achieve the required improvements on economically viable terms. In late 1996, senior creditors took possession of the assets of the facility. In December 1996, Quixx wrote-off its investment of approximately $16 million in this project.

Quixx Underground Water Rights (NCE and SPS)

      During 1996, Quixx sold a portion of its underground water rights for approximately $14 million. Quixx recognized an after-tax gain on the sale of these water rights of approximately $11.7 million, which is reflected, in Miscellaneous income and deductions net for the year ended December 31, 1996.

Acquisition of Texas-Ohio Gas, Inc. and Texas-Ohio Pipeline, Inc. (NCE and PSCo)

      Effective September 1, 1996, e prime acquired all of the outstanding stock of TOG and TOP in exchange for a combination of common stock of PSCo and cash. Such acquisitions were accounted for using the purchase method and the acquired assets and liabilities were valued at their estimated fair market values as of the date of acquisition. These companies are primarily engaged in gas brokering and marketing activities and interstate gas transmission and are subsidiaries of e prime.

Acquisition of TNP Properties (SPS)

      In September 1995, SPS purchased properties of TNP located in the Texas Panhandle area for $29.2 million. The purchase added approximately 8,000 customers and was accounted for using the purchase method. Cost recovery of this amount was allowed by the PUCT through a rate surcharge over a ten-year period.

4. Capital Stock (NCE, PSCo and SPS)

Shareholder Rights

      On April 30, 1997, the Board of Directors declared that a dividend of one right for each Common Share be paid on the effective date of the business combination among the Company, PSCo and SPS to shareholders of record of the common shares issued and outstanding at the close of business on the day before the effective date of the business combination. Each right represents the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $100 per one one-hundredth share. Additionally, the Board of Directors created a Series A Junior Participating Preferred Stock, $1 par value, and reserved 2.6 million shares for issuance upon exercise of the Rights. In the event any person or group acquires 10% or more of the Company's common stock, the holders of the rights generally will be entitled to receive, upon exercise, common stock of the Company having a value equal to two times the exercise price of the right. In addition, the Board of Directors may, at its option after a person or group acquires 10% or more of the Company's common stock, exchange all or part of the rights for shares of the Company's common stock. In the event that the Company is acquired in a merger or other business combination or 50% or more of the Company's assets or earning power is sold or transferred, the holders of the rights have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The Company may redeem the rights at a price of $0.001 per right at any time prior to the tenth day following the date any person or group acquires 10% or more of the Company's common stock. The rights expire 10 years after the record date, unless earlier redeemed or exchanged by the Company.

Common Stock Issuances

      In November 1998, NCE issued 2.5 million shares of common stock. The net proceeds totaling $117.0 million were used for general corporate purposes and the retirement of short-term debt. In December 1997, NCE issued 5.9 million shares of common stock, resulting in net proceeds (after deducting issuance costs) totaling approximately $251.4 million. The proceeds from the sale of stock were used for general corporate purposes, including retirement of short-term debt and a capital contribution to PSCo. PSCo used such proceeds to retire short-term debt.

Preferred Stock of NCE

      NCE has 20 million shares of preferred stock authorized. At December 31, 1998, the Company has not issued any of the preferred stock.

Preferred Stock of Subsidiaries
                                          December 31, 1998    December 31, 1997
                                          Shares     Amount    Shares    Amount
                                                 (Thousands          (Thousands
                                                 of Dollars)         of Dollars)
PSCo cumulative preferred stock, $100
 par value, 3 million shares authorized:
  Issued and outstanding:
   Not subject to mandatory redemption (1):
     4.20% series...................           -         -    100,000  $ 10,000
     41/4% series (includes $7,500 premium)    -         -    174,997    17,507
     41/2% series....................          -         -     65,000     6,500
     4.64% series...................           -         -    159,950    15,995
     4.90% series...................           -         -    150,000    15,000
     4.90% 2nd series...............           -         -    150,000    15,000
     7.15% series...................           -         -    250,000    25,000
                                          ------   -------    -------   -------

     Total..........................           -         -  1,049,947  $105,002
                                          ======   ======= ==========  ========

   Subject to mandatory redemption (2):
     7.50% series ..................           -         -    216,000  $ 21,600
     8.40% series...................           -         -    202,294    20,229
                                          ------   -------    -------  --------
                                               -         -    418,294    41,829
   Less: Preferred stock subject to
     mandatory redemption within one year      -         -    (25,760)   (2,576)
                                          ------   -------   --------  --------
       Total........................           -         -    392,534  $ 39,253
                                          ======   =======   ========  ========

PSCo cumulative preferred stock, $25
 par value, 4 million shares authorized:
  Issued and outstanding:
  Not subject to mandatory redemption (1):
     8.40% series...................           -         -  1,400,000  $ 35,000
                                          ======   =======  =========  ========

PSCo cumulative preferred stock, $0.01
 par value, 10 million shares authorized
 with no shares outstanding (3)                -         -          -  $      -
                                             ===   =======     ======   =======
SPS cumulative preferred stock, $1
 par value, 10 million shares authorized
 with no shares outstanding (4)                -        -           -  $      -
                                             ===   =======     ======  ========

(1) On June 10, 1998, PSCo redeemed all of the preferred stock, $100 par value, at a value of $101 per share plus accrued dividends and all of the preferred stock, $25 par value, at a value of $25.25 per share plus accrued dividends.

(2) On June 10, 1998, PSCo redeemed all outstanding shares of the 7.50% series subject to mandatory redemption for $101.50 per share plus accrued dividends and all of the 8.40% series subject to mandatory redemption for $101.75 per share plus accrued dividends. In 1997, PSCo repurchased 6,598 shares of the 8.40% cumulative preferred series subject to mandatory redemption. In 1996, PSCo repurchased 13,760 shares of the 8.40% cumulative preferred series subject to mandatory redemption.

(3) On July 10, 1998, the shareholders of PSCo approved an amendment to the Restated Articles of Incorporation to replace the existing authorized preferred stock and to provide for a class of 10 million authorized shares of preferred stock, $0.01 par value. This preferred stock may be issued from time to time in such series and having such designations, preferences, limitations and relative rights as the Board of Directors may determine.

(4) On January 31, 1996, the shareholders of SPS approved an amendment to the Restated Articles of Incorporation to replace the existing authorized preferred stock and to provide for a class of 10 million authorized shares of preferred stock, $1.00 par value. This preferred stock may be issued from time to time in such series and having such designations, preferences, limitations and relative rights as the Board of Directors may determine.

5. Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Subordinated Debentures (NCE, PSCo and SPS)

      In May 1998, PSCo Capital Trust I, a wholly-owned trust of PSCo, issued 7,760,000 shares of its 7.60% Trust Originated Preferred Securities for $194 million. The sole asset of the trust is $200 million principal amount of PSCo's 7.60% Deferrable Interest Subordinated Debentures, due June 30, 2038. Holders of the securities are entitled to receive quarterly dividends at an annual rate of 7.60% of the liquidation preference value of $25. The securities are redeemable at the option of PSCo on and after May 11, 2003 at 100% of the principal amount outstanding plus accrued interest. In addition to PSCo's obligations under the Subordinated Debentures, PSCo has agreed, pursuant to a guarantee issued to the trust and the provisions of the trust agreement establishing the trust, on a subordinated basis, payment of distributions on the preferred securities (but not if the trust does not have sufficient funds to pay such distributions) and to pay all of the expenses of the trust (collectively, the "Back-up Undertakings"). Considered together, the Back-up Undertakings constitute a full and unconditional guarantee by PSCo of the trust obligations under the preferred securities. The proceeds from the sale of the 7.60% Trust Originated Preferred Securities were used to redeem all $181.8 million of PSCo's outstanding preferred stock on June 10, 1998, and for general corporate purposes.

      In October 1996, Southwestern Public Service Capital I, a wholly-owned trust of SPS, issued $100 million of its 7.85% Trust Preferred Securities, Series A. The sole asset of the trust is $103 million principal amount of SPS's 7.85% Deferrable Interest Subordinated Debentures, Series A due September 1, 2036. The securities are redeemable at the option of SPS on and after October 21, 2001 at 100% of the principal amount plus accrued interest. In addition to SPS's obligations under the Subordinated Debentures, SPS has agreed, pursuant to a guarantee issued to the trust, the provisions of the trust agreement establishing the trust and a related expense agreement to guarantee, on a subordinated basis, payment of distributions on the preferred securities (but not if the trust does not have sufficient funds to pay such distributions) and to pay all of the expenses of the trust. Considered together, the Back-up Undertakings constitute a full and unconditional guarantee by SPS of the trust obligations under the preferred securities. The proceeds from the sale were used to reduce short-term debt.

6. Long-Term Debt of Subsidiaries (NCE, PSCo and SPS)
                                                              1998       1997
                                                              ----       ----
                                                          (Thousands of Dollars)
   First Mortgage Bonds:
     6-3/4% retired July 1, 1998........................    $    -      $25,000
     6-7/8% due December 1, 1999........................     90,000      90,000
     6.00% due January 1, 2001..........................    102,667     102,667
     7-7/8% due April 1, 2003...........................      4,000       4,000
     6.00% due April 15, 2003...........................    250,000           -
     8-1/8% due March 1, 2004...........................    100,000     100,000
     5-7/8% due March 1, 2004...........................     21,500      22,000
     7-1/4% due July 15, 2004...........................    135,000     135,000
     6-3/8% due November 1, 2005........................    134,500     134,500
     6-1/2% due March 1, 2006...........................     60,000      60,000
     7-1/8% due June 1, 2006............................    125,000     125,000
     5-5/8% due April 1, 2008...........................     18,000      18,000
     7-3/8% due November 1, 2009........................     27,250      27,250
     5-1/2% due June 1, 2012............................     50,000      50,000
     5-7/8% due April 1, 2014...........................     61,500      61,500
     9-7/8% due July 1, 2020............................     75,000      75,000
     Variable rate (4.05% and 3.80% at December 31, 1998
      and 1997) due September 1, 2021 ..................      7,000       7,000
     8-3/4% due March 1, 2022...........................    150,000     150,000
     8-1/4% due July 15, 2022...........................     40,000      40,000
     8.20% due December 1, 2022.........................    100,000     100,000
     7-1/4% due January 1, 2024.........................    110,000     110,000
     7.50% due January 1, 2024..........................      8,000       8,000
     8.50% due February 15, 2025........................     70,000      70,000
     Variable rate (2.90% and 3.80% at December 31, 1998
      and 1997) due March 1, 2027 ......................     10,000      10,000
     Secured Medium-Term Notes, 6.02% - 9.25%, due
       March 4, 1998 - March 5, 2007 ...................    296,500     423,500
   Other secured long-term debt 13.25%, due in
     installments through October 1, 2016 ..............     30,755      31,155
   Pollution control obligations, securing pollution
      control revenue bonds:
     Not collateralized by First Mortgage Bonds:
       Variable rate (4.30% at December 31, 1998 and
         1997), due July 1, 2011 .......................     44,500      44,500
       Variable rate (6.435% effective at December 31,
         1998 and 1997), due July 1, 2016 ..............     25,000      25,000
       5-3/4% series, due September 1, 2016.............     57,300      57,300
     Less: funds held by Trustee:.......................       (168)       (161)
   Unsecured Medium-Term Notes:
       5.86% - 6.14% due October 13, 1998 - May 30, 2000    100,000     100,000
   Capital lease obligations, 4.21% - 11.21% due in
     installments through May 31, 2025 .................     39,751      44,747
   Other................................................      6,284         286
   Unamortized discount and premium - net...............     (5,629)     (5,820)
                                                             ------      ------
                                                          2,343,710   2,245,424
Less: maturities due within one year....................    138,165     257,469
                                                            -------     -------
                                                         $2,205,545  $1,987,955
                                                         ==========  ==========

      The First Mortgage Bonds include all debt (including First Collateral Trust Bonds) issued by the Company's utility subsidiaries under various mortgage indentures. Substantially all properties of the Company's utility subsidiaries, other than expressly excepted property, are subject to the liens securing the First Mortgage Bonds. Additionally, the SPS Indenture provides for certain restrictions on the payment of dividends by SPS.

      The Red River Authority of Texas has issued certain obligations, based on long-term installment sale agreements executed by SPS, that relate to the pollution control facilities installed at SPS's coal-fueled generating units. SPS's payments under the pollution control obligations are pledged to secure the Red River Authority Pollution Control Revenue Bonds.

      The annual maturities and sinking fund requirements during the five years subsequent to December 31, 1998 are (in thousands of dollars):

          Year           Maturities     Sinking Fund Requirements       Total
          ----           ----------     -------------------------       -----
NCE       1999             $138,165              $  560               $138,725
          2000              131,721               1,310                133,031
          2001              140,969               1,310                142,279
          2002               16,806               2,810                 19,616
          2003              281,848               2,810                284,658

PSCo      1999             $ 44,481              $  500               $ 44,981
          2000              131,656               1,250                132,906
          2001              140,969               1,250                142,219
          2002               16,806               2,750                 19,556
          2003              281,848               2,750                284,598

SPS       1999             $ 90,113              $    -               $ 90,113
          2000                    -                   -                      -
          2001                    -                   -                      -
          2002                    -                   -                      -
          2003

      The sinking fund requirements relate to PSCo and Cheyenne and they expect to satisfy substantially all of their sinking fund obligations in accordance with the terms of their respective indentures through the application of property additions. SPS has no significant sinking fund requirements.

7. Short-term Borrowing Arrangements (NCE, PSCo and SPS)

Notes Payable and Commercial Paper

       Information regarding notes payable and commercial paper for the years ended December 31, 1998 and 1997 is as follows (in thousands of dollars, except interest rates):

                                                             1998        1997
                                                             ----        ----
NCE
   Notes payable to banks...............................   $ 36,437    $147,500
   Commercial paper.....................................    487,957     440,843
                                                           -------      -------
                                                           $524,394    $588,343

Weighted average interest rate at year end..............      5.57%       5.74%

PSCo
   Notes payable to banks...............................   $      -    $ 50,000
   Commercial paper.....................................    402,795     286,599
   Note payable to affiliates (by NCI to Quixx).........          -      11,956
                                                           --------    --------
                                                           $402,795    $348,555

Weighted average interest rate at year end..............      5.72%       5.78%

SPS
   Commercial paper.....................................   $85,162     $154,244
   Note payable to affiliates (UE)......................     9,000        9,000
   Note payable to affiliates (Quixx)...................         -       16,160
                                                           -------     -------
                                                           $94,162     $179,404

Weighted average interest rate at year end..............     5.50%       5.60%

Bank Lines of Credit and Compensating Bank Balances

      In August 1997, NCE entered into a $225 million credit facility with several banks. Originally, the credit facility provided for $100 million of direct borrowings by NCE until the outstanding common stock of PSCCC, a wholly-owned subsidiary of PSCo, was transferred to NCE. On June 30, 1998, the credit facility was amended to eliminate the PSCCC common stock restriction and to provide for $200 million of direct borrowings by NCE. In addition, Cheyenne was added as a borrower of up to $25 million with an NCE guaranty. The credit facility expires August 11, 2002. As of December 31, 1998, NCE had used $37 million.

      PSCo and its subsidiaries have entered into a credit facility with several banks providing $300 million in committed bank lines of credit. The credit facility, which is used primarily to support the issuance of commercial paper by PSCo and PSCCC, alternatively provides for direct borrowings thereunder. 1480 Welton, Inc. and PSRI are provided access to the credit facility with direct borrowings guaranteed by PSCo. The facility expires November 17, 2000. Additionally, PSCo has a credit facility which provides $150 million in committed lines of credit and expires on June 25, 1999. SPS has a credit facility which provides $200 million in committed bank lines of credit and expires February 26, 1999. As of December 31, 1998, PSCo had used $404 million and SPS had used $86 million.

      Borrowings permitted under the committed bank lines of credit totaled $705 million at December 31, 1998. Arrangements by the Company and its subsidiaries for committed lines of credit are maintained by a combination of fee payments and compensating balances.

      PSCo and SPS may borrow under uncommitted preapproved lines of credit upon request; however, the banks have no firm commitment to make such loans. Individual PSCo arrangements for uncommitted bank lines of credit totaled $50 million at December 31, 1997, of which all were used. None were used or outstanding as of December 31, 1998.

8.  Financial Instruments (NCE, PSCo and SPS)

Fair Value of Financial Instruments

      The following tables present the carrying amounts and fair values of the Company's and subsidiaries' significant financial instruments at December 31, 1998 and 1997. The carrying amount of all other financial instruments approximates fair value. SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                             1998                  1997
                                        ----------------     -----------------
                                        Carrying     Fair    Carrying    Fair
                                        Amount       Value   Amount      Value
                                        ------       -----   ------      -----
                                               (Thousands of Dollars)
NCE
Investments, at cost................    $35,885   $ 35,256    $36,936   $ 36,072
Preferred stock of subsidiaries
 subject to mandatory redemption ...          -          -     41,829     42,893
PSCo and SPS obligated mandatorily
 redeemable preferred securities
 of subsidiary trust holding solely
 subordinated debentures of SPS
 and PSCo...........................    294,000    308,250    100,000    104,752
Long-term debt of subsidiaries......  2,343,710  2,434,249  2,245,424  2,251,523

PSCo
Investments, at cost................  $  30,355  $  31,324  $  36,936 $   36,072
Preferred stock subject to mandatory
 redemption ........................          -          -     41,829     42,893
PSCo obligated mandatorily redeemable
 preferred securities of
 subsidiary trust holding solely
 subordinated debentures of PSCo        194,000    204,000          -          -
Long-term debt......................  1,687,611  1,590,226  1,595,298  1,604,160

                                             1998                  1997
                                        ----------------     -----------------
                                        Carrying     Fair    Carrying    Fair
                                        Amount       Value   Amount      Value
                                        ------       -----   ------      -----
                                               (Thousands of Dollars)
SPS
Investments, at cost................    $  5,530   $  3,932   $      - $    -
SPS obligated mandatorily redeemable
 preferred securities of subsidiary
 trust holding solely subordinated
 debentures of SPS ................      100,000    104,250    100,000  104,752
Long-term debt.....................      620,731    661,823    620,771  625,348

      The fair value of the debt and equity securities included in Investments, at cost, is estimated based on quoted market prices for the same or similar investments. The debt securities are classified as held-to-maturity and the equity securities are classified as available-for-sale. The unrealized holding gains and losses for these debt and equity securities are not significant.

      The PSCo and SPS obligated mandatorily redeemable preferred securities and long-term debt are based on quoted market prices of the same or similar instruments. Since PSCo, SPS and Cheyenne are subject to regulation, any gains or losses related to the difference between the carrying amount and the fair value of these financial instruments would not be realized by the Company's shareholders.

      The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1998 and 1997. These fair value estimates have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair values may differ significantly from the amounts presented herein.

Off-Balance-Sheet Financial Instruments

      NCE has entered in to a construction contract guarantee which assures Quixx's performance under its engineering, procurement, and construction contract with Borger Energy Associates, L.P. ("BEA"). Quixx, which owns 45% of BEA, is constructing a 230 Mw cogeneration facility at a Phillips Petroleum site near Borger, Texas. The maximum aggregate amount of this guarantee at December 31, 1998 was $88.4 million. This maximum amount decreases to $25.0 million at commercial operation of the facility, currently estimated in March 1999, and remains in effect for a period of no longer than 24 months before expiring. Based upon the current state of construction of the facility, this guarantee is not expected to have any financial impact on NCE.

      As of December 31, 1998, NCE had $59.9 million of guarantees outstanding to e prime. These guarantees were made to facilitate e prime's energy marketing and trading activities. Also, e prime, inc. has guaranteed obligations relating to the sale and purchase of energy and capacity for TOG. These guarantees totaled $13.3 million at December 31, 1998.

      In connection with an agreement for the sale of electric power, SPS guaranteed certain obligations of a customer totaling $48 million. These obligations related to the construction of certain utility property that, in the event of default by the customer, would revert to SPS.

      NCE and YGSC have guaranteed 50% of amounts financed under a $32 million Credit Agreement among Young Storage and various lending institutions entered into on June 27, 1995. This debt financing is for the development, construction and operation of an underground natural gas storage facility in northeastern Colorado. (see Note 3.
Acquisition and Divestiture of Investments).

      NC Enterprises has guarantees totaling $10 million of New Century Cadence as of December 31, 1998. These guarantees relate to the capital requirements and operations of Cadence Network LLC, in which New Century Cadence is a 33.3% partner.

Risk Management

Energy Financial Contracts - Trading

      The Company and its subsidiaries use the mark-to-market method of accounting for energy trading activities and recognized a gain related to e prime's power trading activities and a loss related to e prime's gas trading activities. These gains and losses were recognized as part of purchased power and gas purchased for resale, respectively, and totaled less than $500,000. The following table displays the mark-to-market values of the energy trading financial instruments of the Company and its subsidiaries at December 31, 1998 and the average value for the period then ended.
                                       Assets                Liabilities
                  Net Notional   Average  Dec. 31, 1998  Average  Dec. 31, 1998
                     Amount       Value       Value       Value       Value
                     ------       -----       -----       -----       -----
                              (in thousands of dollars)(in thousands of dollars)
Natural Gas (Mmbtus) 30,000       $ 335       $ 467      $ 344        $ 489
Power (Mwhs)         61,800         149         426        256          795

      In addition, PSCo and SPS did not hold any energy trading financial instruments at December 31, 1998. There were no energy trading financial instruments held by NCE and its subsidiaries at December 31, 1997.

Energy Financial Contracts - Other than Trading

      Various energy financial instruments are used by NCE and its subsidiaries as hedging mechanisms against future contractual energy related obligations. The weighted average maturity of these instruments is less than one year. At
December 31, 1998, the Company, as part of e prime's retail gas marketing business, held notional long volumetric positions of approximately 14.2 million Mmbtus of natural gas related to these financial instruments which had related unrealized losses of approximately $6.4 million. At December 31, 1997, e prime held notional long volumetric positions of approximately $5.2 million Mmbtus of natural gas related to these financial instruments which had related unrealized losses of approximately $0.7 million. In addition, PSCo and SPS did not hold any energy financial instruments at December 31, 1998.

Financial Derivatives - Interest Rates

      SPS has an interest rate swap agreement, which, in effect, fixes the interest rate on a $25 million notional amount at 6.435%. Amounts paid or received under this agreement are accrued as interest rates change and are recognized over the life of the agreement as an adjustment to interest expense. SPS is exposed to interest rate risk in the event of nonperformance by counterparties; however, SPS does not anticipate such nonperformance.

Credit Risk

      In addition to the risks discussed above, NCE and its subsidiaries are exposed to credit risk in its risk management activities. Credit risk relates to the risk of loss resulting from the nonperformance of a counterparty of its contractual obligations. As the Company continues to expand its gas and power marketing and trading activities, the Company's exposure to credit risk and counterparty default may increase. NCE and its subsidiaries maintain credit policies intended to minimize overall credit risk.

      NCE and its subsidiaries conduct standard credit review for all of its counterparties. The Company employs additional credit risk control mechanisms when appropriate, such as letters of credit, parental guarantees and standardized master netting agreements that allow for offsetting of positive and negative exposures. The credit exposure is monitored and, when necessary, the activity with a specific counterparty is limited until credit enhancement is provided.

Concentration of Credit Risk - Accounts Receivable

      No individual customer or group of customers engaged in similar activities represents a material concentration of credit risk to the Company and its subsidiaries.

9. Regulatory Matters (NCE, PSCo and SPS)

Electric Utility Matters

PSCo Performance Based Regulatory Plan

      PSCo's base electric rates are based on traditional cost of service ratemaking principles. The CPUC established a performance based regulatory plan in connection with the CPUC's decision to approve the Merger. The major components of this regulatory plan include the following:

- an annual electric department earnings test with the sharing of earnings in excess of an 11% return on equity for the calendar years 1997-2001;
- a Quality of Service Plan ("QSP") designed with performance measures to effectively penalize or reward PSCo based on the quality of service provided to retail customers; and
- an Incentive Cost Adjustment ("ICA") which provides for the sharing of energy costs and savings relative to an annual target cost/delivered Kwh.

      The sharing of earnings in excess of an 11% return on equity for the calendar years 1997-2001 are as follows:
                  Electric Department            Sharing of Excess Earnings
                  Return on Equity             Customers      Shareholders
                  ----------------             ---------      ------------
                       11-12%                   65%              35%
                       12-14%                   50%              50%
                       14-15%                   35%              65%
                      over 15%                 100%               0%

      The QSP provides for bill credits if PSCo does not achieve certain performance measures relating to electric reliability, customer complaints and telephone response to inquiries. For 1997, the QSP provided for up to $3 million of rewards for its performance and PSCo's actual reward totaled approximately $1.5 million. During the third quarter of 1998, PSCo reached a settlement agreement with the CPUC Staff and the OCC which modified the bill credit structure for 1998 electric reliability and eliminated the reward structure for the years 1999 through 2001. Approval of this modification was obtained in November 1998.

      In April 1998, PSCo filed with the CPUC its proposed Performance Based Regulatory Plan adjustment for calendar year 1997. This adjustment provides the means for implementing the sharing mechanism for the customers' portion of earnings over PSCo's authorized return on equity threshold resulting from the 1997 earnings test, net of QSP rewards. PSCo recorded a customer refund obligation of $15.1 million for the 1997 earnings test. In July 1998, PSCo began refunding a portion of this amount to customers through bill credits. As of December 31, 1998, PSCo recorded an estimated refund obligation of approximately $8.1 million for the 1998 earnings test.

      Additionally, a $6 million annual electric rate reduction was instituted October 1, 1996, followed by an additional $12 million annual electric rate reduction effective with the implementation of new retail gas rates on February 1, 1997. PSCo agreed to freeze base electric rates after the Merger rate reductions for the period through December 31, 2001 with the flexibility to make certain other rate changes, including those necessary for the recovery of DSM, QF capacity costs and decommissioning costs. The freeze in base electric rates does not prohibit PSCo from filing a general rate case or deny any party the opportunity to initiate a complaint or show cause proceeding.

PSCo FERC Rate Case

      PSCo filed a rate case with the FERC on December 29, 1995, requesting a slight overall rate increase (less than 1%) from its wholesale electric customers. This filing, among other things, requested approval for recovery of OPEB costs under SFAS 106, postemployment benefit costs under SFAS 112 and new depreciation rates based on the Company's most recent depreciation study. In March 1997, the FERC issued an order accepting for filing and suspending certain proposed rate changes. Settlement agreements were reached with all parties and filed with the FERC, which, resulted in a slight decrease in rates overall. A final order accepting the settlement agreements was received in June 1997.

SPS Merger Related Rate Reductions

      Under the various regulatory commission approvals, SPS is required to provide credits to customers over five years for one-half of the measured non-fuel operation and maintenance expense savings associated with the Merger. SPS will provide guaranteed minimum annual credits to retail customers of $3 million in Texas, $100,000 in Oklahoma and $10,000 in Kansas and $1.5 million to wholesale customers.

      Under a settlement reached with the NMPRC, effective December 30, 1998, SPS discontinued the merger savings credit of $1.2 million per year with the implementation of new retail rates in New Mexico as discussed below.

SPS Electric Cost Adjustment Mechanisms

      Substantially all fuel and purchased power costs are recoverable from utility customers, as determined on a jurisdictional basis, using approved cost adjustment mechanisms. As a result of amendments during 1998 to contracts between the coal supplier to SPS and the railroad company it employs, coal transportation costs are projected to decline significantly for the period from November 1998 through December 2002. These savings will be passed on to customers.

Texas

      The PUCT's regulations require periodic examination of SPS's fuel and purchased power costs, the efficiency of the use of such fuel and purchased power, fuel acquisition and management policies and purchase power commitments. SPS is required to file an application for the Commission to retrospectively review, at least every three years, the operations of a utility's electricity generation and fuel management activities. In June 1998, SPS filed its reconciliation for the generation and fuel management activities totaling approximately $690 million, for the period from January 1995 through December 1997. For this same period, SPS had approximately $21.4 million in underrecovered fuel costs associated with the Texas retail jurisdiction. The Company has also requested the prospective sharing of margins from wholesale non-firm sales. The outcome of this fuel reconciliation proceeding is pending and a hearing has been set for June 1999.

      SPS was named as a defendant in a case entitled Thunder Basin Coal Co. vs. Southwestern Public Service Co. In November, 1994, the jury returned a verdict in favor of Thunder Basin and awarded damages of approximately $18.8 million. SPS appealed the judgment and, in January 1997, that Court found in favor of Thunder Basin and upheld the judgment. In February 1997, SPS recorded the liability for the judgment including interest and court costs. The amount of approximately $22.3 million was paid in April 1997.

      During 1996 and 1997, SPS obtained conditional approval to collect portions of the Thunder Basin judgment from wholesale customers from the FERC and the NMPRC issued an order granting recovery of the New Mexico retail jurisdictional portion of the judgment. In May 1997, SPS filed a request with the PUCT to surcharge undercollected fuel and purchased power expenses, which included $9.1 million of the Thunder Basin judgment. The PUCT issued a decision which denied recovery of the judgment through a surcharge on the grounds that the costs were not classified as fuel costs. In 1997, SPS expensed approximately $12.1 million of the Texas retail jurisdictional portion of the Thunder

Basin  judgment  and   recognized  an  equal  amount  as  deferred   revenue  in
anticipation  of  future  recovery  through  the  pending  fuel   reconciliation
proceeding.

      SPS believes that recovery of the Thunder Basin costs for the Texas retail jurisdiction will be approved in the pending fuel reconciliation proceeding.
Under the PUCT regulations, a utility may recover eligible fuel expenses or fuel-related expenses, which result in benefits to customers that exceed the costs that customers would otherwise have to pay. The Thunder Basin costs resulted in total net savings to customers of approximately $8.5 million, with approximately $4.6 million net savings attributable to Texas retail jurisdictional customers.

New Mexico

      In October 1997, the NMPRC approved a fixed fuel factor for SPS's New Mexico retail jurisdiction, effective January 1998. This employs an over/under fuel collection calculation made on a monthly basis. SPS is required to petition for a change in the fixed fuel factor if the over/under recovery balance reaches $5 million. In addition, on an annual basis SPS files with the NMPRC a report of SPS's fuel and purchase power costs, which includes the current over/under recovery balance and proposed rate changes to refund or surcharge the balance. The methodology of the over/under calculation, plus interest, is similar to the Texas fixed fuel factor calculation. Previously, New Mexico's retail jurisdictional electric rates applied a monthly fuel factor. In January 1999, SPS implemented new annual fixed fuel cost recovery factors to reflect lower fuel costs primarily as a result of the aforementioned coal transportation cost settlement between SPS's coal supplier and the railroad company.

SPS Rate Cases

New Mexico

      In November 1997, the NMPRC issued an order investigating SPS's rates. In the order, the NMPRC determined that because of the rapid changes occurring in the electric industry the NMPRC would require rate case filings by the major electricity suppliers who have not adopted a plan to provide retail open access and customer choice of suppliers. SPS made a compliance filing in May 1998, which proposed a $1.7 million annual rate reduction for certain retail customers in New Mexico and incorporated the $1.2 million guaranteed minimum annual credits, discussed above. In October 1998, SPS entered into an uncontested stipulation agreement settling the rate investigation case. As part of this settlement, SPS instituted a $6 million annual reduction in base rates (discontinuing the $1.2 million in guaranteed minimum annual credits) for certain retail customers. Additionally, SPS implemented full normalization in its accounting for income taxes with recovery of the New Mexico jurisdictional portion of the tax regulatory asset over 16.8 years. On November 30, 1998, the NMPRC approved the stipulation and the rate reduction became effective December 30, 1998.

Wholesale - FERC

      In 1989, the FERC issued its final order regarding a 1985 wholesale rate case. SPS appealed certain portions of that order that related to recognition of rates of the reduction of the federal income tax rates from 46% to 34%. The United States Court of Appeals remanded the case, directing the FERC to reconsider SPS's claim. Negotiated settlements with certain customers were reached, and approved by the FERC, in 1993 and 1995, with SPS receiving approximately $10 million, including interest. Settlement agreements were reached with the two remaining customers during 1998 and approved by the FERC. In connection with these settlements, SPS recorded $16.9 million of additional revenues and $7.6 million of additional depreciation expense.

Cheyenne Electric Cost Adjustment Mechanism

      Cheyenne filed for an increase in its ECA rates of approximately $3 million and new rates became effective January 1, 1999. This increase, however, is being contested and hearings are scheduled for March 1999.

Gas Utility Matters

PSCo Rate Cases

      On June 5, 1996, PSCo filed a retail rate case with the CPUC requesting an annual increase in its jurisdictional gas department revenues of approximately
$34 million. In early 1997, the CPUC approved an overall increase of approximately $18 million with an 11.25% return on equity, effective February 1, 1997 and as modified on May 15, 1997. The CPUC disallowed the recovery of certain postemployment benefit costs under SFAS 112 and imputed anticipated merger related savings net of costs related to the gas business (see Note 1. Summary of Significant Accounting Policies). PSCo filed a petition with the Denver District Court appealing the CPUC's decision. The District Court judge requested oral arguments in the proceeding. The Company anticipates a decision during 1999.

      In November 1998, PSCo filed a retail gas rate case with the CPUC requesting an annual increase in rates of approximately $23.4 million. The request for a rate increase reflects revenues for additional plant investment, a 12.0% return on equity and the recovery of incremental year 2000 costs (see Note
5. Commitments and Contingencies - Year 2000 Costs). The recovery of postemployment benefit costs was not included in this request pending a decision from the Denver District Court, as discussed above. Hearings are set for April 1999. The new rates, if approved, would become effective July 1, 1999.

Cheyenne Rate Case

      In May 1997, Cheyenne filed an application with the WPSC for an overall annual increase in retail gas revenues of approximately $1.25 million. The WPSC approved an increase in retail gas revenues of approximately $1.19 million, with an 11.71% return on equity, effective October 1, 1997.

10. Commitments and Contingencies (NCE, PSCo and SPS)

Environmental Issues

      The Company and its subsidiaries are subject to various environmental laws, including regulations governing air and water quality and the storage and disposal of hazardous or toxic wastes. The Company and its subsidiaries assess, on an ongoing basis, measures to ensure compliance with laws and regulations related to air and water quality, hazardous materials and hazardous waste compliance and remediation activities.

Environmental Site Cleanup

      As described below, PSCo has been or is currently involved with the cleanup of contamination from certain hazardous substances. In many situations, PSCo is pursuing or intends to pursue insurance claims and believes it will recover some portion of these costs through such claims. Additionally, where applicable, PSCo is pursuing, or intends to pursue, recovery from other PRPs and through the rate regulatory process. To the extent any costs are not recovered through the options listed above, PSCo would be required to recognize an expense for such unrecoverable amounts.

      Under the CERCLA, the U.S. EPA identified, and a Phase II environmental assessment revealed, low level, widespread contamination from hazardous substances at the Barter Metals Company ("Barter") properties located in central Denver. For an estimated 30 years, PSCo sold scrap metal and electrical equipment to Barter for reprocessing. PSCo has completed the cleanup of this site at a cost of approximately $9 million and has received responses from the Colorado Department of Public Health and Environment ("CDPHE") indicating that no further action is required related to these properties. On January 3, 1996, in a lawsuit by PSCo against its insurance providers, the Denver District Court entered final judgment in favor of PSCo in the amount of $5.6 million for certain cleanup costs at Barter. Several appeals and cross appeals have been filed by one of the insurance providers and PSCo in the Colorado Court of Appeals. The insurance provider has posted supersedeas bonds in the amount of $9.7 million ($7.7 million attributable to the Barter judgment). On July 10, 1997, the Colorado Court of Appeals overturned the previously awarded $7.7 million judgment on the basis that the jury had not been properly instructed by the Judge regarding a narrow issue associated with certain policies. Previously, PSCo had received certain insurance settlement proceeds from other insurance providers for Barter and other contaminated sites and a portion of those funds remains to be allocated to this site by the trial court. Both sides of the litigation filed petitions for certiorari to the Colorado Supreme Court which granted a hearing on several issues, although the matter is still pending. In addition, in August 1996, PSCo filed a lawsuit against four PRPs seeking recovery of certain Barter related costs. Settlement has been achieved with two smaller PRPs. On December 16, 1997, the U. S. District Court awarded summary judgment in favor of the remaining PRPs, on the basis that PSCo failed to follow CERCLA guidelines in the cleanup. On January 15, 1998, PSCo appealed the summary judgment to the U.S. Court of Appeals, which is still pending. In March 1998, PSCo sold the remaining Barter properties, and the total proceeds were $1.1 million.

      PCB presence was identified in the basement of an historic office building located in downtown Denver. The Company was negotiating the future cleanup with the current owners; however, in October 1993, the owners filed a civil action against PSCo in the Denver District Court. The action alleged that PSCo was responsible for the PCB releases and additionally claimed other damages in unspecified amounts. In August 1994, the Denver District Court entered a judgment approving a $5.3 million offer of settlement between PSCo and the building owners resolving all claims. In December 1995, PSCo filed complaints against all applicable insurance carriers in the Denver District Court. In June 1997, the Court ruled in favor of the carriers on summary judgment motions addressing late notice and other issues. In August 1997, PSCo filed an appeal of the decision with the Colorado Court of Appeals, which is still pending. One carrier was excluded from the summary judgment; subsequently, that carrier received approval to be dismissed on the same basis as the other carriers. In March 1998, PSCo reached a settlement with another carrier who was not part of the Denver District Court action. In December 1998, the CPUC approved recovery of the electric jurisdictional net costs totaling approximately $3.1 million through PSCo's electric department earnings test over a five-year amortization period.

      In addition to these sites, PSCo has identified several other sites where clean up of hazardous substances may be required. While potential liability and settlement costs are still under investigation and negotiation, PSCo believes that the resolution of these matters will not have a material adverse effect on PSCo's financial position, results of operations or cash flows. PSCo will pursue the recovery of all significant costs incurred for such projects through insurance claims and/or the rate regulatory process.

Other Environmental Matters

      Under the Clean Air Act Amendments of 1990 ("CAAA"), coal-fueled power plants are required to reduce SO2 and NOx emissions to specified levels through a phased approach. PSCo and SPS's facilities must comply with the Phase II requirements, which will be effective in the year 2000. Currently, these regulations permit compliance with SO2 emission limitations by using SO2 allowances allocated to plants by the EPA, using allowances generated by reducing emissions at existing plants and by using allowances purchased from other companies. The Company expects to meet the Phase II emission standards placed on SO2 through the combination of: a) the use of low sulfur coal, b) the operation of air quality control equipment on certain generation facilities, and
c) allowances issued by the EPA and purchased from other companies. In addition, PSCo will be required to modify certain boilers by the year 2000 to reduce the NOx emissions in order to comply with Phase II requirements. The estimated Phase II costs for these future plant modifications to meet NOx requirements total approximately $2.5 million and pertain to PSCo's Cherokee Unit 1 and 2 and Arapahoe Unit 3.

      PSCo has announced its intention to spend approximately $211 million on its Denver and Boulder Metro area coal-fueled power plants to further reduce such emissions below the required regulatory levels discussed above, but will only do so if the following three conditions are met: 1) the Colorado General Assembly and the CPUC approve recovery of these costs, 2) PSCo obtains flexibility in operating the plants, and 3) PSCo is assured the emission reduction plan is sufficient to meet future state requirements for 15 years. Legislation was passed and signed into law during the second quarter of 1998. During the third quarter of 1998, PSCo and the CDPHE entered into a voluntary emissions reduction agreement under the legislation. In November 1998, the Company filed for recovery of these costs with the CPUC. The voluntary emissions reduction agreement will be effective only if the CPUC approves a cost recovery mechanism acceptable to PSCo.

Hayden Steam Electric Generating Station

      In May 1996, PSCo and the other joint owners of Hayden Station reached an agreement resolving violations alleged in complaints filed by a conservation organization, the CDPHE and the EPA against the joint owners. PSCo is the operator and owns an average undivided interest of approximately 53% of the station's two generating units. In connection with the settlement, the joint owners of the Hayden station were required to install emission control equipment of approximately $130 million (PSCo's portion is approximately $70 million). The settlement included stipulated future penalties for failure to comply with the terms of the agreement, including specific provisions related to meeting construction deadlines associated with the installation of additional emission control equipment and complying with particulate, SO2 and NOx emissions limitations. In August 1996, the U.S. District Court for the District of Colorado entered the settlement agreement, which effectively resolved this litigation. Installation of this emission control equipment is in process and on schedule in accordance with the settlement agreement. The initial installation of some equipment at Unit 1 was completed in late 1998.

Craig Steam Electric Generating Station

      In October 1996, a conservation organization filed a complaint in the U.S. District Court pursuant to provisions of the Federal Clean Air Act (the "Act") against the joint owners of the Craig Steam Electric Generating Station located in western Colorado. Tri-State Generation and Transmission Association, Inc. is the operator of the Craig station and PSCo owns an undivided interest (acquired in April 1992) in each of two units at the station totaling approximately 9.7%. The plaintiff alleged that: 1) the station exceeded the 20% opacity limitations in excess of 14,000 six minute intervals during the period extending from the first quarter of 1991 through the second quarter of 1996, and 2) the owners failed to operate the station in a manner consistent with good air pollution control practices. The complaint seeks, among other things, civil monetary penalties and injunctive relief. The Act provides for penalties of up to $25,000 per day per violation, but the level of penalties imposed in any particular instance is discretionary. Settlement discussions were held in 1998, although no settlement was achieved. There have been no further settlement discussions. Resolution of this matter may require the installation of additional emission control equipment. Management does not believe that this potential liability, the future impact of this litigation on plant operations, or any related cost will have a material adverse impact on PSCo's financial position, results of operations or cash flows.

Fort St. Vrain Defueling and Decommissioning

      In 1989, PSCo announced its decision to end nuclear operations at Fort St. Vrain. Defueling of the reactor to the Independent Spent Fuel Storage Installation ("ISFSI") was completed in June 1992. In March 1996, PSCo and the decommissioning contractors announced that the physical decommissioning activities at the facility had been completed. The final site survey was completed in late October 1996. On August 5, 1997, the NRC approved PSCo's request to terminate the Part 50 license. This concluded the decommissioning activities as the facilities and the site was released for unrestricted use. PSCo is currently operating a gas-fired combined cycle steam generation plant at this facility.

      On February 9, 1996, PSCo and the DOE entered into an agreement resolving all the defueling issues. As part of this agreement, PSCo has agreed to the following: 1) the DOE assumed title to the fuel currently stored in the ISFSI,
2) the DOE will assume title to the ISFSI and will be responsible for the future defueling and decommissioning of the facility, 3) the DOE agreed to pay PSCo $16 million for the settlement of claims associated with the ISFSI, 4) ISFSI operating and maintenance costs, including licensing fees and other regulatory costs, will be the responsibility of the DOE, and 5) PSCo provided to the DOE a full and complete release of claims against the DOE resolving all contractual disputes related to storage/disposal of Fort St. Vrain spent nuclear fuel. On December 17, 1996, the DOE submitted a request to the NRC to transfer the title of the ISFSI. The NRC is reviewing this request and PSCo anticipates approval in early 1999.

      As a result of the DOE settlement, coupled with a complete review of expected remaining decommissioning costs and establishment of the anticipated refund to customers, pre-tax earnings were positively impacted for 1997 and 1996 by approximately $5 million and $16 million, respectively. In accordance with the 1991 CPUC approval to recover certain decommissioning costs, 50% of any cash amounts received from the DOE as part of a settlement, net of costs incurred by PSCo, including legal fees, is to be refunded or credited to customers. At December 31, 1998, a $4.7 million refund to customers has been recorded on the consolidated balance sheet.

      Under the Price-Anderson Act, PSCo remains subject to potential assessments levied in response to any nuclear incidents prior to early 1994. PSCo continues to maintain primary commercial nuclear liability insurance of $100 million for the Fort St. Vrain site and the adjoining ISFSI. PSCo also maintains coverage of $20.4 million to provide property damage and decontamination protection in the event of an accident involving the ISFSI.

Leyden Gas Storage Facility

      During August 1998, a Jefferson County, Colorado District Court jury found PSCo liable for approximately $1.8 million for the reduction in land value and related damages resulting from the allegations that natural gas had migrated from the Leyden Gas Storage facility. PSCo appealed the judgment. The affected land is located north of, but not immediately adjacent to, the storage facility.

Fuel Purchase Requirements

Coal Purchases and Transportation

      PSCo and SPS have in place various long-term contracts for the purchase and transportation of coal (and with respect to SPS, the processing of coal for deliveries to its bunkers) which are used in the generation of electricity. These contracts expire on various dates through 2017 and at December 31, 1998, the total estimated obligations, based on 1998 prices, for PSCo were approximately $729.2 million, and for SPS were approximately $1.2 billion.

Gas Purchases and Transportation

      PSCo and Cheyenne have long-term contracts for the purchase, firm transportation and storage of natural gas. These contracts, excluding the thirty-year contract with Young Storage which has been accounted for as a capital lease, are primarily used to support distribution of natural gas and the majority of these contracts expire on various dates through 2002. At December 31, 1998, PSCo has minimum annual obligations under such contracts of approximately $167 million in 1999 declining thereafter for a total estimated commitment of approximately $245 million. The combined PSCo and Cheyenne minimum annual obligation at December 31, 1998, under such contracts is approximately $169 million in 1999 declining thereafter for a total estimated commitment of approximately $248 million. SPS does not have any long-term contracts with minimum obligations.

Purchased Power

      PSCo, SPS and Cheyenne have entered into agreements with utilities and QFs for purchased power to meet system load and energy requirements, replace generation from company-owned units under maintenance and during outages, and meet operating reserve obligations.

      PSCo and SPS have various pay-for-performance contracts with QFs having expiration dates through the year 2022. In general, these contracts provide for capacity payments, subject to the QFs meeting certain contract obligations, and energy payments based on actual power taken under the contracts. The capacity and energy costs are recovered through base rates and other cost recovery mechanisms. Additionally, the Company's regulated utilities have long-term purchased power contracts with various regional utilities expiring through 2018. Total capacity and energy payments associated with such contracts for NCE were $490 million, $477 million, and $473 million; for PSCo such payments were $439 million, $452 million and $453 million; and, for SPS such payments were $23 million, $15 million and $20 million in 1998, 1997 and 1996, respectively.

      At December 31, 1998, the estimated future payments for capacity that NCE, PSCo and SPS are obligated to purchase, subject to availability, are as follows (in thousands):
                                                           Regional
                                                 QFs     Utilities       Total
                                                 ---     ---------       -----
NCE
  1999..............................          $ 156,489     $182,969    $339,458
  2000..............................            153,808      163,990     317,798
  2001..............................            151,903      142,301     294,204
  2002..............................            139,656      130,534     270,190
  2003..............................            128,171      119,397     247,568
  2004 and thereafter...............          1,053,855    1,018,503   2,072,359
                                              ---------    ---------   ---------
   Total............................         $1,783,882   $1,757,694  $3,541,576
                                             ==========   ==========  ==========

PSCo
  1999..............................          $ 140,445     $166,620    $307,065
  2000..............................            137,497      155,227     292,724
  2001..............................            135,323      142,301     277,624
  2002..............................            122,802      130,534     253,336
  2003..............................            111,035      119,397     230,432
  2004 and thereafter...............            758,917    1,018,504   1,777,421
                                               --------    ---------   ---------
   Total............................         $1,406,019   $1,732,583  $3,138,602
                                             ==========   ==========  ==========

SPS
  1999..............................          $  16,044     $ 7,923     $ 23,967
  2000..............................             16,311           -       16,311
  2001..............................             16,580           -       16,580
  2002..............................             16,854           -       16,854
  2003..............................             17,136           -       17,136
  2004 and thereafter...............            294,938           -      294,938
                                              ---------     -------     --------
   Total............................          $ 377,863     $ 7,923     $385,786
                                              =========     =======     ========

      Historically, all minimum coal, coal transportation, natural gas and purchased power requirements have been met.

System Purchase Option

      SPS and the City of Las Cruces, New Mexico ("the City") entered into a System Purchase Option and Rate Agreement in August 1994, which grants the City the option to sell to SPS the electric utility system serving the City (including distribution, subtransmission and transmission facilities), which the City plans to acquire from El Paso Electric Company ("EPE") by purchase or through condemnation proceedings. The agreement has a three-year term beginning at the time the City acquires the facilities and ending no later than January 1, 2002. The purchase price which would be paid by SPS would be equal to the amount required to retire all outstanding debt incurred by the City in acquiring the facilities plus the City's reasonable costs in acquiring the facilities. SPS has the right to terminate the agreement if, in SPS's sole discretion, it determines that any proposed condemnation award is excessive or upon the occurrence of certain other events. The agreement also provides that, if the City abandons or dismisses condemnation proceedings as a consequence of SPS's termination of the agreement, SPS will reimburse the City for one-half of its reasonable litigation expenses and for any of EPE's damages and litigation expenses that the City is obligated to pay by final court order. It is anticipated that the City will file a in suit in State District Court in 1999 seeking to condemn the electric distribution facilities of EPE. In conjunction with the agreement, the NMPRC has initiated Case 2651 to investigate whether the agreement constitutes a security, or the guarantee of a security, under the New Mexico Public Utility Act. SPS has responded to the Commission's Order to Show Cause and does not believe the agreement to be a security or the guarantee of a security. A hearing was conducted in Case 2651 in July 1997. On November 24, 1998, the NMPRC issued an order dismissing the investigation.

Other
      In connection with an agreement for the sale of electric power, SPS guaranteed certain obligations of a customer totaling $48 million at December 31, 1997. These obligations are related to the construction of certain utility property that, in the event of default by the customer, would revert to SPS. Additionally, the Company and its subsidiaries have commitments related to the purchase of materials, plant and equipment additions, DSM expenditures and other various items resulting from the normal course of business.

Tax Matters

      PSRI, a subsidiary of PSCo, owns and manages permanent life insurance policies on certain past and present employees. These corporate owned life insurance ("COLI") policies were entered into prior to July 1, 1986. In 1996, Congress passed legislation to phase out the tax benefits with certain COLI policies, however, the Company's policies were grandfathered under this legislation. In August 1998, the IRS issued a Notice of Proposed Adjustment proposing to disallow the 1993 and 1994 deductions of interest expense related to policy loans on the COLI policies totaling approximately $54.6 million. A Request for Technical Advice was filed with the IRS National Office on January 15, 1999, with respect to the proposed adjustment.

      Management plans to vigorously contest this issue. PSCo has not recorded any provision for income tax or interest expense related to this matter. Management believes that the Company's tax deduction of interest expense on life insurance policy loans was in full compliance with IRS regulations and believes that the resolution of this matter will not have a material adverse impact on PSCo's financial position, results of operations or cash flows.

Year 2000 Issue

      The Year 2000 ("Y2K") issue is a result of a universal programming standard that records dates as six digits, e.g., mm/dd/yy, using only the last two digits for the year. Any automated system software or firmware that uses two-digit fields could understand the year 2000 as the year 1900 if the issue is not corrected. This situation is not limited to computers; it has the potential to affect many systems, components and devices, which have embedded computer chips, which may be, date sensitive. The Y2K issue could result in a major system failure or miscalculations and does impact many NCE systems considered critical or important to the Company's business operations. Systems posing the greatest business risks to the Company include power generation and distribution systems, telecommunications systems, energy trading systems and billing systems. The Company is addressing all potential Y2K failure points identified in its critical automated systems to maintain service to its customers and to mitigate legal and financial risks.

      In 1997, the Company established the Y2K Program Office to oversee all corporate-wide Y2K initiatives. These initiatives encompass all computer software, embedded systems, as well as contingency planning. Teams of internal and external specialists were established to inventory and assess and test critical computer programs and automated operational systems and modify those that may not be Y2K compliant. The inventory phase and assessment phase for information technology ("IT") systems were completed in 1998. Additionally, approximately 77% of the remediation and testing phase for all critical IT systems was completed in 1998 with the remaining remediation and testing planned to be completed by June 30, 1999. For non-IT systems, which exist primarily in the generation, transmission and distribution areas of the business, the inventory and assessment phases are complete. Remediation and testing for non-IT systems were approximately 46% complete at December 31, 1998; the remainder is expected to be completed by September 30, 1999. Systems critical to the generation and delivery of energy are expected to be completed by June 30, 1999.

      The Company has identified third parties, with which it has material business relationships including interconnected utilities, telecommunications service providers, fuel and water suppliers, equipment suppliers, leased facilities and financial institutions. Subject matter experts, along with functional managers, continue to evaluate the current list of third parties and have ongoing discussions with these and other critical suppliers about their Y2K readiness and contingency planning efforts.

      The Company currently expects to incur costs of approximately $25 million to modify its computer software, hardware and other automated systems used in operations enabling proper data processing relating to the year 2000 and beyond. This includes approximately $19 million for inventory, assessment, remediation and testing and approximately $6 million for the replacement of automated system components. Furthermore, the Company expects to spend approximately $15 million in capital expenditures for the accelerated replacement of certain non-compliant IT systems, which are expected to be implemented by September 30, 1999. The majority of all Y2K costs will be incurred by PSCo and SPS. A significant portion of the costs incurred to address the Company's Y2K issues will represent the redeployment of existing information technology resources. The table below details the actual costs incurred through December 31, 1998, and the estimated costs to be incurred during 1999 (in millions).

                                               Actual Costs  Estimated Estimated
                                               1998 and Prior  1999      Total
                                               --------------  ----      -----

      Operating expenses.......................     $  8.2   $ 11.1  $ 19.3
      Capital expenditures ....................        7.1     13.4    20.5

      Yorkshire Power has also undertaken activities to address Y2K issues. The estimated proportionate share of Yorkshire Power's incremental Y2K costs (costs which would not have been required in the normal course of business) that will flow through to the Company's earnings as a result of such activities is not expected to have a material impact on the financial condition or results of operations of the Company.

      The most reasonably likely worst case scenario resulting during Y2K critical dates is a loss of production capacity from certain of the Company's generating units, along with loss of a portion of the communication system that is critical to generation and distribution control. If this were to occur, the Company's operating utilities may be required to "island" (separate from neighboring interconnected utilities) their generation and distribution systems in their service territories. As part of this scenario, difficulty could be encountered with the restart of generating units. The overall blackout recovery plan for NCE is designed so that this most reasonably likely worst case scenario would be addressed and electricity restored. Critical components of this plan have been and continue to be tested to provide assurance that the Company will be prepared for risks which could result from the Y2K millennium change.

      If correction or replacement of non-compliant systems are not completed on a timely basis, the Y2K issues may have a material impact on the operations of the Company and its subsidiaries. Management, however, does not anticipate these activities will have a material adverse impact on the financial position, results of operations or cash flows of the Company or its subsidiaries.

Leasing Program

      The Company's subsidiaries lease various equipment and facilities used in the normal course of business, some of which are accounted for as capital leases. Expiration of the capital leases range from 1999 to 2025. The net book value of property under capital leases was $39.8 million and $39.6 million for NCE and PSCo, respectively at December 31, 1998 and $44.7 million and $44.4 million for NCE and PSCo, respectively, at December 31, 1997. Assets acquired under capital leases are recorded as property at the lower of fair-market value or the present value of future lease payments and are amortized over their actual contract term in accordance with practices allowed by regulators. The related obligation is classified as long-term debt. Executory costs are excluded from the minimum lease payments.

      The majority of the operating leases are under a leasing program that has initial noncancellable terms of one year, while the remaining leases have various terms. These leases may be renewed or replaced. No material restrictions exist in these leasing agreements concerning dividends, additional debt, or further leasing. Rental expense for 1998, 1997 and 1996 was $15.5 million, $36.2 million and $26.9 million, respectively, for NCE; $12.2 million, $31.1 million and $25.0 million, respectively, for PSCo; and $2.4 million, $4.3 million and $3.7 million, respectively, for SPS. SPS's rental expense for the Transition Period was $1.2 million.

      Estimated future minimum lease payments at December 31, 1998, are as follows (in thousands):

Capital Leases
                                                          NCE        PSCo
                                                          ---        ----
1999 ..............................................    $ 8,020     $ 7,890
2000...............................................      5,158       5,092
2001...............................................      5,035       5,035
2002...............................................      4,820       4,820
2003...............................................      4,646       4,646
All years thereafter...............................     71,711      71,711
                                                       -------     -------
    Total future minimum lease payments                 99,390      99,194
    Less amounts representing interest.............     59,639      59,639
                                                       -------     -------
    Present value of net minimum lease payments....    $39,751     $39,555
                                                       =======     =======

Operating Leases
                                              NCE        PSCo         SPS
                                              ---        ----         ---
1999..................................     $13,512     $10,451     $ 2,292
2000..................................      10,647       8,012       2,195
2001..................................       5,450       3,297       1,860
2002..................................         499         347          31
2003..................................         379         245          26
All years thereafter.................        7,752       7,313          52
                                           -------     -------     -------
    Total future minimum lease payments    $38,239     $29,665     $ 6,456
                                           =======     =======     =======

Employee Matters

      The Company and its subsidiaries are engaged in certain employment related litigation and intend to contest, or are actively contesting, all such claims, and believe that the ultimate outcome will not have a material adverse impact on the financial position, results of operations or cash flows of the Company or its subsidiaries.

Union Contracts

PSCo

      The current Collective Bargaining Agreement is a three-year agreement extending from June 1, 1997 through May 31, 2000 with wage increases of 3%, 3% and 3.25% beginning in each year of the agreement 1997, 1998 and 1999, respectively. Approximately 1,946 employees, or 62% of PSCo's total workforce at December 31, 1998, are represented by the International Brotherhood of Electrical Workers, ("IBEW"), Local 111.

SPS

      The current Collective Bargaining Agreement is a three-year agreement extending from November 1, 1996 through November 1, 1999 with wage increases of 3% in each year of the agreement. Approximately 805 employees, or 60% of SPS's total workforce at December 31, 1998, are represented by the IBEW, Local 602.

11.  Jointly-Owned Electric Utility Plants (NCE and PSCo)

      The Company's investments in jointly-owned plants (PSCo participation) and its ownership percentages as of December 31, 1998, are (in thousands):
                                   Plant                 Construction
                                    in      Accumulated     Work in
                                  Service  Depreciation    Progress  Ownership %
                                  -------  ------------    --------  -----------

   Hayden Unit 1................   $70,191     $31,785      $  2,841      75.50
   Hayden Unit 2................    58,257      35,518        11,191      37.40
   Hayden Common Facilities.....    23,411         720         1,350      53.10
   Craig Units 1 & 2............    57,660      25,985            50       9.72
   Craig Common Facilities
     Units 1 & 2 ...............    10,990       3,388            30       9.72
   Craig Common Facilities
     Units 1,2 & 3 .............     8,773       3,698             1       6.47
   Transmission Facilities,
     Including Substations .....    79,722       24,703           92   42.0-73.0
                                   -------     --------       ------

                                   $309,004    $125,797     $ 15,555
                                   ========    ========     ========

      These assets include approximately 320 Mw of net dependable generating capacity. PSCo is responsible for its proportionate share of operating expenses (reflected in PSCo's and the Company's consolidated statements of income) and construction expenditures. The increase in plant in service in 1998 and the construction work in progress amounts for Hayden Unit 1, Hayden Unit 2 and Hayden Common Facilities include construction expenditures for installing emission control equipment for these facilities as discussed in Note 10.

12. Employee Benefits (NCE, PSCo and SPS)

      The FASB issued SFAS No.132, "Employers' Disclosures about Pensions & Other Postretirement Benefits", effective for 1998. This standard does not change the measurement or recognition of costs for pension or other postretirement plans but rather standardizes disclosures.

Pensions

      The Company and its subsidiaries maintain tax qualified noncontributory defined benefit pension plans which cover substantially all employees. At December 31, 1998, there were 5,839, 3,118, and 1,276 NCE, PSCo and SPS employees, respectively, participating in these plans. NCE, as the plan sponsor, has overall responsibility for directly allocating such costs of each individual plan to each of the participating employers. This allocation was determined by the plans' actuary based on benefit obligations for active participants.

      Plan assets are held in a master trust. Plan assets are stated at fair value and are comprised primarily of corporate debt and equity securities, a real estate fund and government securities held either directly or in commingled funds. The Company's funding policy is to contribute annually, at a minimum, the amount necessary to satisfy the IRS funding standards.

      A comparison of the actuarially computed benefit obligation and plan assets at December 31, 1998 and 1997, is presented in the following table (in thousands).

Change in Benefit Obligation            1998        1997
                                       ------      ------

Obligation at January 1............    $ 991,973   $919,452
Service cost.......................       23,902     18,418
Interest cost......................       66,735     68,327
Plan amendments *..................      (60,014)        -
Actuarial loss.....................       52,416     42,460
Benefit payments...................      (61,221)   (54,412)
Curtailment........................            -     (2,272)
                                         -------     ------
Obligation at December 31..........   $1,013,791   $991,973
                                      ==========   ========

Change in Fair Value of Plan Assets          1998          1997
                                            ------         -----
Fair value of plan assets at
  January 1 .......................     $1,131,270    $  996,085
Actual return on plan assets.......        168,872       189,597
Benefit payments...................        (61,221)      (54,412)
                                           -------       -------
Fair value of plan assets at
  December 31 .....................     $1,238,921    $1,131,270
                                        ==========    ==========
Funded Status
Funded status at December 31.......       $255,130      $139,297
Unrecognized transition asset......        (30,871)      (38,109)
Unrecognized prior-service cost (credit)   (33,073)       26,477
Unrecognized gain..................       (120,838)     (111,190)
                                          --------      --------
NCE prepaid pension asset..........        $40,348       $16,475
                                           =======       =======
PSCo  prepaid pension asset........        $15,089        $9,925
                                           =======        ======
SPS  prepaid pension asset.........        $24,611        $7,243
                                           =======        ======

* Effective July 1, 1998, a new cash balance plan was established by NCE. The NCE board of directors approved amendments to the existing pension plans and the plan assets and obligation for all non-bargaining unit employees were transferred into this plan.

                                        1998        1997
                                        ----        ----
Significant assumptions:
  Discount rate                         6.75%        7.0%
  Expected long-term increase
   in compensation level                4.0%         4.0%

      Cumulative variances between actual experience and assumptions for costs and returns on assets, outside of a 10% corridor of the greater of plan assets and obligations, are amortized over the average remaining service lives of employees in the plans.

      The components of net periodic pension cost (credit) are as follows (in thousands):

NCE                                           1998        1997     1996
---                                          -----       ------   -----

Service cost...............................  $ 23,902   $18,418  $21,226
Interest cost..............................    66,735    68,327   66,503
Expected return on plan assets.............  (103,928)  (89,567) (75,723)
Curtailment................................         -       126        -
Amortization of transition asset...........    (7,238)   (7,238)  (7,238)
Amortization of prior-service cost (credit)      (464)    2,431    2,440
Amortization of net gain...................    (2,880)   (2,395)    (801)
                                             -------     ------   ------
NCE net periodic pension cost (credit).....  $(23,873)  $(9,898) $ 6,407
                                             ========   =======  =======
PSCo net periodic pension cost (credit)....  $ (5,093)  $ 2,318  $ 6,856
                                             ========   =======  =======
SPS net periodic pension cost (credit).....  $(15,175) $(10,968) $   855
                                             ========  ========  =======

                                                                  SPS
                                                               Transition
1996                                          PSCo       SPS     Period
----                                         ------    ------   --------

Service cost...............................  $14,317   $ 6,846  $ 2,390
Interest cost..............................   46,497    20,266    7,066
Expected return on plan  assets............  (53,739)  (20,984)  (8,263)
Amortization of transition asset...........   (3,674)   (3,564)  (1,188)
Amortization of prior-service cost.........    2,304       136       45
Amortization of net loss (gain)............    1,151    (1,845)     (59)
                                             -------    ------   ------
Net periodic pension cost..................  $ 6,856   $   855   $   (9)
                                             =======   =======   ======

                                               1998     1997           1996
                                             -------   ------      -----------
                                                                   PSCo    SPS
Significant assumptions:
  Discount rate............................     7.0%   7.5-8.0%   7.25%    8.0%
  Expected long-term increase in
     compensation level ...................     4.0%  4.25-6.0%    4.0%    6.0%
  Expected weighted average long-term rate
     of return on assets ..................     9.5%   9.75%      9.75%    8.0%

      Additionally,   the  Company  maintains  noncontributory  defined  benefit supplemental retirement income plans ("Supplemental Plan") for certain qualifying executive personnel. The Supplemental Plan benefits are paid out of/or funded through the Company's general fund.

Defined Contribution Plans

      The Company and its subsidiaries maintain defined contribution plans which cover substantially all employees. Total contributions to these plans by the Company and its subsidiaries were approximately $12 million in 1998, 1997, and 1996.

Postretirement Benefits Other Than Pensions

      The Company and its subsidiaries provide certain postretirement health care and life insurance benefits for substantially all employees who reach retirement age while working for the Company. PSCo, SPS, NCS and other NCE affiliates participate in these plans. NCE, as the plan sponsor, will continue to reflect the costs of these plans in accordance with SFAS 106 and directly allocate such costs to each of the participating employers. Historically, the Company recorded the cost of these benefits for these plans on a pay-as-you-go basis. The Company's subsidiaries have adopted SFAS 106 which requires the accrual, during the years that an employee renders service to the Company, of the expected cost of providing these benefits to the employee. The Company is amortizing the transition obligations for these plans over a period of 20 years.

      Plan assets are stated at fair value and are comprised primarily of corporate debt and equity securities, a real estate fund, government securities and other short-term investments held either directly or in commingled funds.

      PSCo adopted SFAS 106 based on a level of expense determined in accordance with the CPUC. PSCo transitioned to full accrual accounting for OPEB costs between January 1, 1993 and December 31, 1997, consistent with the accounting requirements for rate regulated enterprises. All OPEB costs deferred during the transition period will be amortized on a straight line basis over the subsequent 15 years.

      Additionally, certain state agencies, which regulate the Company's utility subsidiaries, have issued guidelines related to the recovery or funding of OPEB costs. SPS is required to fund SFAS 106 costs for Texas and New Mexico jurisdictional amounts collected in rates and PSCo and Cheyenne are required to fund SFAS 106 costs in irrevocable external trusts which are dedicated to the payment of these postretirement benefits.

      A comparison of the actuarially computed benefit obligation and plan assets at December 31, 1998 and 1997, is presented in the following table (in thousands):

Change in Benefit Obligation            1998        1997
                                       ------      ------

Obligation at January 1............    $376,685    $350,354
Service cost.......................       4,917       6,120
Interest cost......................      26,503      26,537
Plan amendments....................     (14,346)          -
Actuarial loss.....................      20,310      16,627
Benefit payments...................     (16,874)    (21,253)
Curtailment........................           -      (1,700)
                                         ------      ------
Obligation at December 31..........    $397,195    $376,685
                                       ========    ========

Change in Fair Value of Plan Assets     1998        1997
                                       ------      ------

Fair value of plan assets at
  January 1 .......................  $112,324     $88,673
Actuarial return on plan assets....    14,158       1,423
Employer contributions.............    26,928      28,908
Employee contributions.............       535       1,886
Benefit payments...................    (7,717)     (8,566)
                                       ------      ------
Fair value of plan assets at
  December 31 .....................  $146,228    $112,324
                                     ========    ========

Funded Status
Funded status at December 31.......  $250,967    $264,361
Unrecognized transition obligation.  (212,648)   (227,724)
Unrecognized prior-service credit..    13,588           -
Unrecognized gain..................     9,825      26,079
                                       ------      ------
NCE accrued benefit cost...........   $61,732     $62,716
                                      =======     =======
PSCo accrued benefit cost..........   $55,537     $58,695
                                      =======     =======
SPS accrued benefit cost...........    $5,941      $3,800
                                       ======      ======

                                        1998        1997
                                        ----        ----
Significant assumptions:
  Discount rate                         6.75%        7.0%
  Expected long-term increase in
    compensation level                   4.0%        4.0%

      The components of net periodic postretirement benefit cost are as follows (in thousands):

NCE                                           1998        1997     1996
---                                          -----        ----     -----

Service cost.............................   $ 4,917   $ 6,121   $ 8,191
Interest cost............................    26,503    26,537    27,998
Expected return on plan assets...........   (10,767)   (8,078)   (6,233)
Curtailment..............................         -     3,323         -
Amortization of transition obligation....    15,076    14,992    15,388
Amortization of prior-service cost (credit)    (757)        -         -
Amortization of net gain.................      (786)   (1,162)      (90)
                                            ------     ------   ------
Net periodic postretirement benefit costs   34,186     41,733    45,254
OPEB expense recognized in accordance with
  current regulations ...................  (39,859)   (36,351)  (37,981)
                                            ------     ------   -------

Increase (decrease) in regulatory asset
 (Note 1) ...............................   (5,673)     5,382     7,273
Regulatory asset at beginning of year....   63,023     57,641    50,368
                                           -------     ------    ------
Regulatory asset at end of period........  $57,350    $63,023   $57,641
                                           =======    =======   =======

                                                   1998             1997
                                             ----------------   --------------
                                              PSCo        SPS      PSCo    SPS
                                              ----        ---      ----    ---

Net periodic postretirement benefit
  costs.. .............................      $26,044   $3,295   $29,025  $8,199
OPEB expense recognized in accordance
  with current regulations ............      (31,578)  (3,434)  (23,479) (8,363)
                                              ------   ------    ------  ------
Increase (decrease) in regulatory asset
  (Note 1) ............................       (5,534)    (139)    5,546    (164)
Regulatory asset at beginning of year..       59,995    3,028    54,449   3,192
                                             -------   ------   -------  ------
Regulatory asset at end of period......      $54,461   $2,889   $59,995  $3,028
                                             =======   ======   =======  ======

                                                                  SPS
                                                                Transition
1996                                          PSCo       SPS     Period
----                                         ------    ------   --------

Service cost...........................      $ 6,928   $ 1,266   $  419
Interest cost..........................       22,982     5,109    1,608
Expected return on plan assets.........       (4,500)   (1,589)    (674)
Amortization of transition obligation..       12,710     2,674      892
Amortization of net gain...............            -         -      (87)
                                             -------   -------   ------
Net periodic postretirement benefit costs..   38,120     7,460    2,158
OPEB expense recognized in accordance
 with current regulations .............      (31,271)   (6,715)  (2,230)
                                             -------    ------   ------
Increase in regulatory asset (Note 1)..        6,849       745      (72)
Regulatory asset at beginning of year..       47,600     2,519    3,264
                                             -------   -------   ------
Regulatory asset at end of period..........  $54,449   $ 3,264   $3,192
                                             =======   =======   ======

                                               1998     1997         1996
                                             -------   ------    -----------
                                                                  PSCo    SPS
Significant assumptions:
  Discount rate............................     7.0%   7.5-8.0%  7.25%    8.0%
  Expected long-term increase in
   compensation level .....................     4.0%   4.0-6.0%   4.0%    6.0%
  Expected weighted average long-term rate
   of return on assets ....................     9.5%    9.75%    9.75%    8.0%

      The assumed health care cost trend rate for 1998 is 8.5%, decreasing to 4.5% in 2007 in 0.5% annual increments. A 1% increase in the assumed health care cost trend rate would have the following effects (in thousands):

                                    NCE                     PSCo                    SPS
                              ----------------       ----------------         ---------------
                         1% Increase  1% Decrease 1% Increase 1% Decrease 1% Increase  1% Decrease
                         -----------  ----------- ----------- ----------- -----------  -----------

Effect on total
  of service and interest
  cost components of net
  periodic postretirement
  benefit cost.........    $ 3,300      $ (2,600)    $ 2,364     $(1,911)    $   787     $  (634)

Effect on the accumulated
  postretirement
  benefit obligation...    $38,200      $(31,300)    $27,290     $(22,509)   $ 9,414     $(7,681)

Postemployment Benefits

      The Company and its subsidiaries provide certain benefits to former or inactive employees after employment but before retirement (postemployment benefits). At December 31, 1998, the Company has recorded a $31.3 million liability on the consolidated balance sheet, using an assumed discount rate of 6.75%. The costs of the benefit were historically recorded on a pay-as-you-go basis prior to the adoption of SFAS 112 in 1994, which required accrual accounting. PSCo and Cheyenne recorded regulatory assets upon the adoption of SFAS 112 in anticipation of obtaining future rate recovery of these costs (see
Note 1. Summary of Significant Accounting Policies - Regulatory Assets and Liabilities). PSCo received FERC approval in 1997 to recover the electric wholesale jurisdictional portion of its regulatory asset and Cheyenne received WPSC approval in 1997 to recover its gas jurisdictional portion. The CPUC allowed recovery of postemployment benefit costs on an accrual basis in connection with PSCo's 1996 gas rate case, but denied PSCo's request to amortize its approximately $8.9 million regulatory asset (gas jurisdictional) portion. PSCo has appealed to the Denver District Court the decision related to this issue. A final determination on the recovery of PSCo's retail electric jurisdictional portion has not been made. Management believes it is probable that the Company will receive the required regulatory approvals to recover these costs in the future.

Incentive Compensation

      The Company and its subsidiaries have Incentive Compensation Plans ("Incentive Plans"), which provide for annual and long-term incentive awards for key employees. Approximately 5 million shares of common stock have been authorized for these Incentive Plans for the issuance of restricted shares and/or stock options, with certain vesting and/or exercise requirements. The Company recognizes compensation expense for restricted stock awards based on the fair value of the Company's common stock on the date of grant, consistent with Statement of Financial Accounting Standards ("SFAS 123"). Cash, restricted stock and stock option awards were made under these plans during 1998, 1997 and 1996.

      The Company applies APB Opinion No. 25 in accounting for its stock-based compensation and, accordingly, no compensation cost is recognized for the issuance of stock options as the exercise price of the options equals the fair-market value of the Company's common stock at the date of grant. Assuming compensation cost for the Company, PSCo and SPS had been determined consistent with SFAS 123 using the fair-value based method, the Company's net income would have been reduced by approximately $1.1 million and $2.8 million in 1998 and 1997, respectively, which would have reduced earnings per share by approximately $0.01 and $0.03, respectively. The net income would have been reduced by an insignificant amount with no impact on earnings per share for 1996.

SFAS 123's method of accounting for stock-based compensation plans has not been applied to options granted prior to January 1, 1995, and as a result the pro forma compensation cost may not be representative of that to be expected in future years. A summary of the Company's stock options at December 31, 1998, 1997 and 1996 and changes during the years then ended is presented in the table below:

                              NCE*                     PSCo                           SPS
                         ---------------           ---------------              ---------------
                                 Weighted-                  Weighted-                    Weighted-
                                 Average                    Average                      Average
                        Shares   Exercise Price    Shares   Exercise Price      Shares   Exercise Price
                        ------   --------------    ------   --------------      ------   --------------
1998
Outstanding at
 beginning of year    2,085,632   $   41.10
Granted                 570,200       47.55
Exercised               187,198       34.61
Forfeited                38,607       45.10
                         ------
Outstanding at end
 of year              2,430,027       43.07
                      =========
Exercisable at end
 of year              1,650,088       40.99
                      =========
Weighted-average
 fair value
 of options granted                $   4.40

1997
Outstanding at
 beginning of year      477,783    $  31.46         441,227       $31.38         38,480      $  30.80
Granted               1,690,147       43.32          62,100        39.00          2,147         37.24
Exercised                78,647       30.34          40,404        29.57          3,666         30.81
Forfeited                 3,651       33.41           3,651        33.41              -             -
Converted to NCE
 options at
Merger date                   -           -         459,272        32.56         36,961         32.70
                         ------                     -------                      ------
Outstanding at end
 of year              2,085,632       41.10               -            -              -             -
                      =========                     =======                       =====
Exercisable at end
 of year                431,071       32.66               -            -              -             -
                        =======                     =======                       =====

Weighted-average
 fair value
 of options granted                 $  5.45                      $  4.23                       $ 3.70

1996
Outstanding at
 beginning of year      407,117      $29.78         347,931       $29.33         62,301        $30.78
Granted                 158,270       35.13         158,270        35.13              -             -
Exercised                74,303       30.87          51,673        30.21         21,647         30.76
Forfeited                13,301       32.48          13,301        32.84              -             -
                         ------                      ------                       -----
Outstanding at year
 of year                477,783       31.46         441,227        31.38         40,654         30.79
                        =======                     =======                      ======
Exercisable at end
 of year                158,970       29.05         158,970        29.05              -             -
                        =======                     =======                       =====

Weighted-average
 fair value
 of options granted                 $  4.31                      $  4.31                       $    -

SPS Transition Period
Outstanding at beginning of year                                                 40,654        $30.79
Granted                                                                               -             -
Exercised                                                                         2,174         30.69
Forfeited                                                                             -             -
                                                                                  -----
Outstanding at year of year                                                      38,480         30.80
                                                                                 ======
Exercisable at end of year                                                            -
                                                                                  =====

* For 1997 and 1996 the amounts reflect the conversion of SPS and PSCo stock options to NCE stock options.

The fair value of each option  grant is estimated on the date of grant using the
Black-Scholes   Option-Pricing   Model  with  the   following   weighted-average
assumptions:
                                                  1998        1997      1996
                                                 ------       ----      ----

Expected  option life.....................       10 years   10 years  10 years
Stock volatility..........................          13.8%      13.3%    11.95%
Risk-free interest rate...................          5.08%      6.15%     6.21%
Dividend yield............................           5.4%       5.4%      5.8%

      Additionally, NCE, PSCo and SPS have other plans, which provide for cash awards to all employees based on the achievement of corporate goals, of which certain goals were met in each of the last three years. The expenses accrued under the incentive programs for the years 1998, 1997 and 1996 are as follows (in millions):

                                               1998      1997     1996
                                               ----      ----     ----

NCE........................................  $   11.3  $   4.2  $  10.9
PSCo.......................................       3.4      2.7      7.8
SPS........................................       1.9      1.1      3.1

     In accordance with the terms of the Company's Incentive Plans, certain unexercisable stock options, restricted stock awards and dividend equivalents became exercisable or vested on the effective date of the Merger. The NCE Omnibus Incentive Plan, which was adopted in 1997, contains a change in control provision under which all stock-based awards, such as options and restricted shares, will vest 100% and all cash-based awards will be paid out immediately in cash as if the performance objectives have been achieved through the effective date of the change in control.

13.  Income Taxes (NCE, PSCo and SPS)

      The provisions for income taxes for NCE and PSCo for the years ended December 31, 1998, 1997 and 1996, and for SPS for the years ended December 31, 1998, 1997 and August 31, 1996 and for the four months ended December 31, 1996 consist of the following (in thousands):

            1998                                NCE          PSCo        SPS
                                                ---          ----        ---
Current income taxes:
   Federal..........................         $126,122     $91,122     $71,954
   State............................            8,448       8,176       2,592
                                             --------     -------     -------
Total current income taxes..........          134,570      99,298      74,546
                                             --------     -------     -------
Deferred income taxes:
   Federal..........................            5,433       6,014      (8,266)
   State............................              815       1,078        (334)
                                             --------     -------     -------
   Total deferred income taxes......            6,248       7,092      (8,600)
                                             --------     -------     -------

Investment tax credits - net........           (5,222)     (4,896)       (250)
                                             --------     -------     -------

Total provision for income taxes....         $135,596     $101,494    $65,696
                                             ========     ========    =======


            1997                                NCE          PSCo        SPS
                                                ---          ----        ---
Current income taxes:
   Federal..........................         $ 82,337     $55,041     $43,401
   State............................            4,872       3,601       2,057
                                             --------     -------     -------
Total current income taxes..........           87,209      58,642      45,458
                                             --------     -------     -------
Deferred income taxes:
   Federal..........................           45,537      31,548       3,045
   State............................            6,674       5,842         542
                                             --------     -------     -------
   Total deferred income taxes......           52,211      37,390       3,587
                                             --------     -------     -------

Investment tax credits - net........           (5,501)     (5,219)       (250)
                                             --------     -------     -------

Total provision for income taxes....         $133,919     $90,813     $48,795
                                             ========     =======     =======

            1996                               NCE          PSCo        SPS
                                               ---          ----        ---
Current income taxes:
   Federal..........................         $ 79,365     $41,737     $46,435
   State............................            2,832         951       2,689
                                             --------     -------     -------
     Total current income taxes.....           82,197      42,688      49,124
                                             --------     -------     -------
Deferred income taxes:
   Federal..........................           70,964      53,612      15,776
   State............................            7,998       7,287         647
                                             --------     -------     -------
   Total deferred income taxes......           78,962      60,899      16,423
                                             --------     -------     -------

Investment tax credits - net........           (7,506)     (7,256)       (250)
                                             --------     -------     -------

Total provision for income taxes....         $153,653     $96,331     $65,297
                                             ========     =======     =======

                                          Four Months Ending December 31,
            SPS - Transition Period         1996            1995
                                          --------        -------
                                                        (unaudited)
Current income taxes:
   Federal..........................      $  5,991        $14,799
   State............................           190            998
                                          --------        -------
     Total current income taxes.....         6,181         15,797
                                          --------        -------
Deferred income taxes:
   Federal..........................         4,697          3,117
   State............................           192            132
                                          --------        -------
   Total deferred income taxes......         4,889          3,249
                                          --------        -------

Investment tax credits - net........           (83)           (83)
                                          --------        -------

Total provision for income taxes....      $ 10,987        $18,963
                                          ========        =======

      A reconciliation of the statutory U.S. income tax rates and the effective tax rates follows (in thousands):

            1998

                                           NCE             PSCo             SPS
                                           ---             ----             ---
Tax computed at U.S. statutory
  rate on pre-tax accounting
  income... ....................    $169,010  35.0%  $105,559  35.0%  $63,239   35.0%
Increase (decrease) in tax from:
  Allowance for funds used
   during construction.........       (6,072) (1.3)    (4,315) (1.4)   (1,730)  (1.0)
  Amortization of investment
    tax credits ...............       (5,221) (1.1)    (4,896) (1.6)     (250)  (0.1)
  State income taxes, net of
   Federal income tax  benefit         6,010   1.2      6,015   2.0     1,468    0.8
  Cash surrender value of life
   insurance policies..........      (14,553) (3.0)   (14,478) (4.8)      (76)     -
  Amortization of prior
   flow-through amounts .......       10,509   2.2     10,446   3.5         -      -
  Merger related costs -
    non-deductible ............        1,482   0.3          -     -        562    0.3
  Foreign tax credit...........      (15,457) (3.2)    (1,363) (0.5)         -      -
  International treaty tax relief    (12,806) (2.7)    (1,129) (0.4)         -      -
  Other-net....................        2,694   0.7      5,655   1.9      2,483    1.4
                                       -----  -----    ------   ---      -----   ----
   Total income taxes..........     $135,596  28.1%  $101,494  33.7%   $65,696  36.4%
                                    ========  =====  ========  =====   =======  =====

            1997

                                        NCE           PSCo              SPS
                                        ---           ----              ---
Tax computed at U.S. statutory
  rate on pre-tax accounting
  income........................    $142,506  35.0%  $103,199  35.0%   $43,529  35.0%
Increase (decrease) in tax from:
  Allowance for funds used
   during construction.........       (2,220) (0.6)    (2,222) (0.8)        (2)    -
Amortization
  of investment tax credits.....      (5,501) (1.4)    (5,219) (1.8)      (250) (0.2)
  State income taxes, net of
   Federal income tax  benefit         6,617   1.6      5,250   1.8      1,689   1.4
  Cash surrender value of life
   insurance policies..........     (12,952)  (3.2)   (12,876) (4.4)       (76) (0.1)
  Amortization of prior
   flow-through amounts .......      10,509    2.6     10,483   3.6          -     -
  Merger related costs -
   non-deductible .............       8,274    2.0      4,921   1.7      3,352   2.7
  Foreign tax credit...........      (7,043)  (1.7)    (7,043) (2.4)         -     -
  International treaty tax relief    (6,309)  (1.4)    (6,309) (2.1)         -     -
  Other-net....................          38    0.0        629    .2        553   0.4
                                      -----   -----    ------  ----     ------  ----
   Total income taxes..........    $133,919   32.9%   $90,813  30.8%   $48,795  39.2%
                                   ========   =====   =======  =====   =======  =====


            1996
                                        NCE           PSCo              SPS
                                        ---           ----              ---
Tax computed at U.S. statutory
  rate on pre-tax accounting
  income... ..................     $153,287   35.0%  $100,337  35.0%   $59,874  35.0%
Increase (decrease) in tax from:
  Allowance for funds used
   during construction........      (1,685)   (0.3)    (1,438) (0.5)      (248) (0.1)
  Amortization of investment
   tax credits ...............      (7,506)   (1.7)    (7,256) (2.5)      (250) (0.1)
  State income taxes, net of
   Federal income tax benefit        6,579     1.5      5,356   1.9      1,748   0.9
  Cash surrender value of life
   insurance policies..........    (11,265)   (2.6)   (11,265) (3.9)       (76)    -
  Amortization of prior
   flow-through amounts .......     10,509     2.4     10,509   3.6          -     -
  Merger related costs -
    non-deductible ............      4,258     1.0      2,574   0.9      2,006   1.2
  Other-net....................       (524)   (0.2)    (2,486) (0.9)     2,243   1.3
                                     -----   -----     ------  ----      -----  ----
   Total income taxes..........   $153,653    35.1%   $96,331  33.6%   $65,297  38.2%
                                  ========    =====   =======  =====   =======  =====

            SPS Transition Period      Four Months Ending December 31,
                                           1996             1995
                                          -----             -----
                                                         (unaudited)
Tax computed at U.S. statutory
 rate on pre-tax accounting
 income... ....................        $10,544  35.0%  $17,468   35.0%
Increase (decrease) in tax from:
  Allowance for funds used
   during construction.........           (144) (0.5)     (180)  (0.4)
  Amortization of investment tax
   credits ....................            (83) (0.3)      (83)  (0.2)
  State income taxes, net of
   Federal income tax benefit..            123   0.4       649    1.3
  Merger related costs -
   non-deductible .............            488   1.6       620    1.2
  Other-net....................             59   0.3       489    1.1
                                         -----   ---       ---    ---
   Total income taxes..........        $10,987  36.5%  $18,963   38.0%
                                       =======  =====  =======   =====

      The Company and its regulated subsidiaries have historically provided for deferred income taxes to the extent allowed by their regulatory agencies whereby deferred taxes were not provided on all differences between financial statement and taxable income (the flow-through method). At December 31, 1998, PSCo and SPS are fully normalized for FERC jurisdictional purposes. For state jurisdictional purposes, PSCo is fully normalized in Colorado and Wyoming, respectfully and SPS is fully normalized in Texas, Oklahoma, and New Mexico (see Note 9. Regulatory Matters -SPS Electric Cost adjustment Mechanisms). SPS is fully normalized to the extent allowed by its regulators in Kansas, with flow-through treatment of certain temporary differences. To give effect to temporary differences for which deferred taxes were not previously required to be provided, a regulatory asset was recognized. The regulatory asset represents temporary differences primarily associated with prior flow-through amounts and the equity component of allowance for funds used during construction, net of temporary differences related to unamortized investment tax credits and excess deferred income taxes that have resulted from historical reductions in tax rates (see Note 1. Summary of Significant Accounting Policies).

      The tax effects of significant temporary differences representing deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows (in thousands):

            1998                                NCE         PSCo          SPS
                                                ---         ----          ---
Deferred income tax liabilities:
  Accelerated depreciation and
    amortization ...................       $  762,538    $ 471,776    $ 280,949
  Plant basis differences (prior
    flow-through) ..................          150,210       98,208       52,383
  Allowance for equity funds used
    during construction ............           74,903       45,137       29,664
  Pensions..........................           29,915       35,053       (6,648)
  Other.............................          114,456       64,045       36,169
                                             --------      -------     --------
   Total............................        1,132,022      714,219      392,517
Deferred income tax assets:
  Investment tax credits............           61,912       58,315        2,925
  Contributions in aid of construction         87,685       84,720        2,172
  Other.............................           33,147       24,461       12,878
                                             --------      -------     --------
   Total............................          182,744      167,496       17,975
                                             --------      -------     --------
Net deferred income tax liability...         $949,278     $546,723     $374,542
                                             ========     ========     ========

            1997                                NCE          PSCo        SPS
                                                ---          ----        ---
Deferred income tax liabilities:
  Accelerated depreciation and
    amortization ..................        $  724,879     $432,453     $278,566
  Plant basis differences (prior
    flow-through) .................           173,523      118,332       54,384
  Allowance for equity funds used
    during construction ...........            77,925       46,715       31,103
  Pensions..........................           31,832       33,105       (1,693)
  Other.............................          116,912       75,143       39,424
                                             --------      -------     --------
   Total............................         1,125,071     705,748      401,784
Deferred income tax assets:
  Investment tax credits............           65,111       61,333        3,065
  Contributions in aid of construction         72,424       69,560        2,172
  Other.............................           37,804       20,737       13,360
                                             --------      -------     --------
   Total............................          175,339      151,630       18,597
                                             --------      -------     --------
Net deferred income tax liability...         $949,732     $554,118     $383,187
                                             ========     ========     ========

      As of December 31, 1998, the consolidated group does not have any cumulative Federal or state tax credits which have not been realized. A valuation allowance has not been recorded as the Company expects that all deferred income tax assets will be realized in the future. The Company's management intends to reinvest indefinitely, its earnings from the foreign operations of Yorkshire Power. According, deferred income taxes have not been provided on any cumulative amount of unremitted earnings.

Note 14.  Business Segment Information (NCE, PSCo and SPS)

NCE:
      NCE has three reportable segments: electric utility, gas utility and international. The electric utility segment consists primarily of the activities of the three regulated operating companies that provide wholesale and retail electric service in the states of Colorado, Texas, New Mexico, Wyoming, Kansas and Oklahoma. The gas utility segment consists primarily of the activities of three regulated operating companies providing retail gas service in the state of Colorado and Wyoming. The international segment consists of equity investments in foreign operations held by NCI since 1997. Revenues from operating segments below the quantitative thresholds are included in the all other category. Those primarily segments include a company involved in non-regulated power and gas marketing activities throughout the United States; a company that invests in and develops cogeneration and energy related projects; a company that is engaged in engineering, design construction management and other miscellaneous services and a company engaged in energy consulting, energy efficiency management, conservation programs and mass market services.

      The accounting policies of the segments are the same as those described in
Note 1. Summary of Significant Accounting Policies. NCE evaluates performance by each legal entity based on profit or loss generated from the product or service provided. NCE segment information is as follows (in thousands):

                      Electric     Gas                      All
1998                  Utility    Utility   International   Other        Total
----                  -------    -------   -------------   -----        -----
Revenues:
 External customers. $2,626,644  $653,438    $      -    $330,823    $3,610,905
 Intersegment.......        316     5,281           -      75,209        80,806
Electric margin.....  1,339,201         -           -       1,087     1,340,288
Gas margin..........          -   265,971           -      12,722       278,693
Equity in earnings of
  nonconsolidated
  subsidiaries .....          -         -      38,127      (2,026)       36,101
Interest charges and
 preferred dividend
 requirements           153,462    28,589         745      15,530       198,326
Income taxes........    164,189    14,273     (15,817)    (12,075)      150,570
Depreciation &
 amortization ......    216,288    43,889         121       8,445       268,743
Segment profit (loss)   278,726    29,859      51,978       9,396       369,959
Segment assets......  4,777,189   973,263     333,069     482,560     6,566,081
Construction
 expenditures ......    412,005    99,038           -      97,929       608,972

                      Electric     Gas                      All
1997                  Utility    Utility   International   Other        Total
----                  -------    -------   -------------   -----        -----
Revenues:
 External customers. $2,450,498  $640,248    $      -    $251,779    $3,342,525
 Intersegment.......        293     3,825           -      25,819        29,937
Electric margin.....  1,269,080         -           -         987     1,270,067
Gas margin..........          -   268,423           -       4,882       273,305
Equity in earnings of
  nonconsolidated
  subsidiaries .....          -         -      35,499      (1,333)       34,166
Interest charges and
 preferred dividend
 requirements ......    151,718    27,376         186      14,168       193,448
Income taxes........    146,621    18,555      (1,186)    (26,875)      137,115
Depreciation &
 amortization ......    193,877    39,833          89       9,279       243,078
Segment profit (loss)   215,712    27,034      35,946       1,746       280,438
Segment assets......  4,770,091 1,060,633     290,845      90,401     6,211,970
Construction
 expenditures ......    365,219   105,894           -       4,384       475,497

                      Electric     Gas                      All
1996                  Utility    Utility   International   Other        Total
----                  -------    -------   -------------   -----        -----
Revenues:
 External customers. $2,408,733  $571,329    $      -    $116,972    $3,097,034
 Intersegment.......        733         -           -       7,008         7,741
Electric margin.....  1,270,520         -           -         157     1,270,677
Gas margin..........          -   239,521           -       7,813       247,334
Equity in earnings of
  nonconsolidated
  subsidiaries .....          -         -           -         389           389
Interest charges and
 preferred dividend
 requirements ......    141,380    23,665           -      14,759       179,804
Income taxes........    163,657    12,913           -     (22,917)      153,653
Depreciation &
 amortization ......    182,667    34,166           -       8,032       224,865
Segment profit (loss)   239,442    17,356           -      13,862       270,660
Segment assets......  4,529,294   933,666           -     135,362     5,598,322
Construction
 expenditures ......    357,201    96,842           -         925       454,968

Reconciliations:                            1998        1997        1996
                                            ----        ----        ----
Revenues
     Total revenues for reportable
      segments ....................     $3,280,398  $3,090,746  $2,980,062
     Intersegment revenue..........         80,806      29,937       7,741
     Other revenues................        330,507     251,779     116,972
     Elimination of intersegment
      revenues ....................        (80,806)    (29,937)     (7,741)
                                          --------     -------    --------
        Total consolidated revenues     $3,610,905  $3,342,525  $3,097,034
                                        ==========  ==========  ==========

                                            1998        1997        1996
                                          --------    --------    --------
Profit or Loss
     Total profit for reportable
       segments ...................       $360,563    $278,692   $ 256,798
     Other profit (loss)...........          9,396       1,743      13,862
     Other unallocated amounts.....        (28,002)    (18,954)      3,643
     Elimination of intercompany profit          -           6      (1,962)
                                             -----       -----   ---------
        Income before extraordinary item  $341,957    $261,487   $ 272,341
                                          ========    ========   =========

Assets
     Total assets for reportable
       segments ...................     $6,083,521  $6,121,049  $5,462,960
     Other assets..................        482,559      90,401     135,362
     Unallocated assets............      1,105,884   1,109,696   1,019,120
                                         ---------   ---------   ---------
        Total consolidated assets..     $7,671,964  $7,321,146  $6,617,442
                                        ==========  ==========  ==========

                                           Segment  Consolidated
1998                                       Totals     Adjustments   Totals
----                                      --------    ----------- ---------
Other Significant Items
     Interest charges & preferred
      dividends ...................       $198,326    $  6,473    $204,799
     Income taxes..................        150,570     (14,974)    135,596
     Depreciation and amortization.        268,743           -     268,743
     Equity in earnings of
       unconsolidated subsidiaries.         36,101           -      36,101
     Construction expenditures.....        608,972           -     608,972

1997
Other Significant Items
     Interest charges & preferred
       dividends ..................       $193,448    $ 13,182    $206,630
     Income taxes..................        137,115      (3,196)    133,919
     Depreciation and amortization.        243,078           -     243,078
     Equity in earnings of
       unconsolidated subsidiaries.         34,166           -      34,166
     Construction expenditures.....        475,497           -     475,497

1996
Other Significant Items
     Interest charges & preferred
       dividends ..................       $179,804    $ (4,708)   $175,096
     Income taxes..................        153,653           -     153,653
     Depreciation and amortization.        224,865           -     224,865
     Equity in earnings of
       unconsolidated subsidiaries.            389           -         389
     Construction expenditures.....        454,968           -     454,968

PSCo:
      PSCo has three reportable segments: electric utility, gas utility, and international. During 1998, the electric utility segment consists primarily of the activities of PSCo's regulated operations that provide wholesale and retail electric service in the state of Colorado. For the years ended December 31, 1997 and 1996, this segment also included Cheyenne's regulated operations in the state of Wyoming. During 1998, the gas utility segment consists primarily of the activities of PSCo's regulated gas operations in Colorado. For the years ended December 31, 1997 and 1996, this segment also included Cheyenne's regulated operations in the state of Wyoming and WGI's regulated operations in the states of Colorado and Wyoming. Revenues from operating segments below the quantitative thresholds are included in the all other category. Those segments primarily include a real estate company which owns certain real estate interests of PSCo, a company which owns and manages permanent life insurance policies on certain past and present employees and a finance company that finances certain of PSCo's current assets.

      The accounting policies of the segments are the same as those described in
Note 1. Summary of Significant Accounting Policies. PSCo evaluates performance by each legal entity based on profit or loss generated from the product or service provided. PSCo segment information is as follows (in thousands):

                      Electric     Gas                      All
1998                  Utility    Utility   International   Other        Total
----                  -------    -------   -------------   -----        -----
Revenues from
 external customers. $1,635,573  $640,064    $      -    $  8,449    $2,284,086
Electric margin.....    833,752         -           -           -       833,752
Gas margin..........          -   259,509           -           -       259,509
Equity in earnings of
  Yorkshire Power...          -         -       3,446           -         3,446
Interest charges and
 preferred dividend
 requirements ......     93,579    27,745         192      14,291       135,807
Income taxes........     97,924    13,997         427     (10,854)      101,494
Depreciation &
 amortization ......    135,876    43,036          40       1,961       180,913
Segment profit......    166,066    29,207       2,799      15,015       213,087
Segment assets......  2,981,154   944,456           -     433,417     4,359,027
Construction
 expenditures ......    313,825    95,692           -      95,211       504,728

                      Electric     Gas                      All
1997                  Utility    Utility   International   Other        Total
----                  -------    -------   -------------   -----        -----
Revenues from
 external customers. $1,485,196  $733,091    $      -    $ 11,356    $2,229,643
Electric margin.....    792,588         -           -           -       792,588
Gas margin..........          -   265,346           -           -       265,346
Equity in earnings of
  Yorkshire Power...          -         -      34,926           -        34,926
Interest charges and
 preferred dividend
 requirements ......     92,684    26,980         186      13,885       133,735
Income taxes........     92,930    18,496      (1,186)    (19,427)       90,813
Depreciation &
 amortization ......    125,418    38,983          89       3,961       168,451
Segment profit......    137,899    25,813      35,946      14,091       213,749
Segment assets......  2,955,537 1,027,060     290,845      55,212     4,328,654
Construction
 expenditures ......    246,015   103,957           -       2,301       352,273

                      Electric     Gas                      All
1996                  Utility    Utility   International   Other        Total
----                  -------    -------   -------------   -----        -----
Revenues from
 external customers. $1,488,990  $640,497    $      -    $  7,951    $2,137,438
Electric margin.....    803,120         -           -           -       803,120
Gas margin..........          -   239,521           -       7,813       247,334
Interest charges and
 preferred dividend
 requirements ......     87,001    23,665           -      14,115       124,781
Income taxes........    106,615    12,913           -     (23,197)       96,331
Depreciation &
 amortization ......    116,802    34,166           -       3,663       154,631
Segment profit......    151,139    17,356           -      11,900       180,395
Segment assets......  2,840,481   930,474           -      71,109     3,842,064
Construction
 expenditures ......    223,395    96,842           -         925       321,162

Reconciliations:                            1998        1997        1996
                                          --------    --------    --------
Revenues
     Total revenues for reportable
      segments ...................        $2,275,637  $2,218,287  $2,129,487
     Other revenues................            8,449      11,356       7,951
                                            --------    --------    --------
        Total consolidated revenues       $2,284,086  $2,229,643  $2,137,438
                                          ==========  ==========  ==========

Profit or Loss
     Total profit or loss for reportable
      segments ....................         $198,072    $199,658    $179,679
     Other profit or loss..........           15,015      14,091      11,926
     Other unallocated amounts.....          (18,316)    (21,458)    (13,107)
     Elimination of intersegment profit            -          (1)          -
                                               -----      ------      ------
        Income before extraordinary item    $194,771    $192,290    $178,498
                                            ========    ========    ========

                                            1998        1997        1996
                                          --------    --------    --------
Assets
     Total assets for reportable
      segments ....................      $3,925,610   $4,273,442  $3,770,955
     Other assets..................         433,417       55,212      71,109
     Other unallocated amounts.....         818,609      666,079     730,584
                                           --------     --------    --------
        Consolidated total.........      $5,177,636   $4,994,733  $4,572,648
                                         ==========   ==========  ==========

                                          Segment   Consolidated
1998                                       Totals     Adjustments   Totals
----                                      --------    ----------- ---------
Other Significant Items
     Interest charges & preferred
      dividends ...................       $135,807    $  7,839    $143,646
     Income taxes..................        101,494           -     101,494
     Depreciation and amortization.        180,913           -     180,913
     Equity in earnings of Yorkshire
      Power .......................          3,446           -       3,446
     Construction expenditures.....        504,727           -     504,727

1997
Other Significant Items
     Interest charges & preferred
      dividends ...................       $133,735    $ 14,219    $147,954
     Income taxes..................         90,813           -      90,813
     Depreciation and amortization.        168,451           -     168,451
     Equity in earnings of Yorkshire
      Power .......................         34,926           -      34,926
     Construction expenditures.....        352,273           -     352,273

1996
Other Significant Items
     Interest charges & preferred
      dividends ...................       $124,781    $ (3,213)   $121,568
     Income taxes..................         96,331           -      96,331
     Depreciation and amortization.        154,631           -     154,631
     Construction expenditures.....        321,162           -     321,162

SPS:
     SPS operates in the regulated electric utility industry providing wholesale and retail electric service in the states of Texas, New Mexico, Kansas and Oklahoma. Revenues from external customers for this reportable segment were $951.2 million, $979.3 million, $931.8 million, $306.3 million, and $278.5 million for the fiscal years ended December 31, 1998, 1997 and August 31, 1996 and for the four months ended December 1996 and 1995, respectively. During the fiscal years ended December 31, 1997 and August 31, 1996, operating results included the activities of Quixx and UE, subsidiaries that were subsequently transferred to NC Enterprises in connection with the Merger. Neither of these two segments has ever met any of the quantitative thresholds for determining reportable segments.

15.  Transactions with Affiliates (PSCo and SPS)

      PSCo and SPS receive various administrative, management, environmental and other support services from NCS, which began operations on May 1, 1997 and construction services from UE. In addition, PSCo and SPS pay interest expense on any short-term borrowings from NCE. Dividends on common stock declared by PSCo and SPS are paid to NCE.

      PSCo sells firm and interruptible transportation services to e prime for gas delivered into the Denver/Pueblo operating area. PSCo also receives interest income from NC Enterprises on the note receivable related to the sale of NCI effective March 31, 1998 (see Note 2. "Investment in Yorkshire Power and U.K. Windfall Tax"). SPS receives interest income from NC Enterprises on the note receivable related to the sale of Quixx and UE as part of the Merger. The table below contains the various significant affiliate transactions among the companies and related parties for the years ended December 31, 1998 and 1997 (in thousands).

                                        PSCo                      SPS
                                 -------------------     --------------------
                                  1998        1997        1998        1997
                                 -------     -------     -------     --------

Gas revenues.................    $ 5,281    $  3,825    $     -      $      -
Operating expenses...........    197,862     108,096     63,108        36,317
Interest income..............     14,188           -      8,630         3,618
Interest expenses............      1,714         156      1,390           747
Dividends paid to NCE........    188,845      76,093     75,157        45,092
Construction services........     68,744      16,934      6,465         3,832

There were no significant related party transactions for the year ended December 31, 1996.

16. Quarterly Financial Data (Unaudited) (NCE, PSCo and SPS)

      The following summarized quarterly information for 1998 and 1997 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of the results for the periods. Information for any one quarterly period is not necessarily indicative of the results which may be expected for a twelve-month period due to seasonal and other factors (in thousands, except per share data).

NCE                                        Three Months ended
                                      --------------------------------
                1998               March 31   June 30  September 30  December 31
              -------              --------   -------  ------------  -----------


Operating revenues.............    $939,504   $859,621    $915,898    $895,882
Operating income ..............     181,837    146,666     164,173     157,825
Net income ....................      86,149     56,593      90,772     108,443
Earnings per share of common
 stock outstanding:
  Basic........................       $0.78      $0.50       $0.82       $0.96
  Diluted......................       $0.78      $0.50       $0.82       $0.95

                1997
Operating revenues.............     $890,011  $776,742    $793,472    $882,300
Operating income ..............      176,000   130,336     153,168     169,721
Net income (loss)..............       78,156    34,045     (47,225)     85,946
Basic and diluted earnings per
 share of common stock
 outstanding:
  Income before extraordinary
   item.... ...................        $0.75    $0.33       $ 0.61      $0.81
  Extraordinary item  (1) .....            -        -        (1.06)         -
  Net income (loss)............        $0.75    $0.33       $(0.45)     $0.81

PSCo                                                 Three Months ended
                                             ----------------------------------
                1998               March 31   June 30  September 30  December 31
              -------              --------   -------  ------------  -----------

Operating revenues..............    $644,642  $504,598    $541,601    $593,245
Operating income ...............      99,846    63,266      76,834      92,072
Net income......................      68,897    30,908      44,015      56,283

                1997
Operating revenues..............    $668,717  $533,520    $466,582    $560,824
Operating income ...............      95,981    73,271      70,372      97,729
Net income......................      62,881    30,607     (73,085)(1)  73,074

SPS                                           Three Months ended
                                             ----------------------------------
                1998               March 31   June 30  September 30  December 31
              -------              --------   -------  ------------  -----------

Operating revenues..............   $199,732  $264,006     $284,648     $202,801
Operating income ...............     31,339    49,319       49,458       35,563
Net income......................     18,139    36,917       36,929       23,002
                1997

Operating revenues..............   $221,295  $243,221     $284,156     $230,611
Operating income ...............     34,457    41,744       50,976       32,104
Net income......................     18,218     6,380(2)    31,111       19,866

(1) Includes the extraordinary U.K. windfall tax recognized in the third quarter 1997.
(2) Includes the write-off of Quixx's & UE's investment in the Carolina Energy Project.

                                   DEFINITIONS

The abbreviations or acronyms used in the financial statements are defined below:

Abbreviation or Acronym                                              Term
-----------------------                                              ----
AEP............................................American Electric Power Company
AFDC..............................Allowance for Funds Used During Construction
Arapahoe............................Arapahoe Steam Electric Generating Station
CERCLA ...Comprehensive Environmental Response, Compensation and Liability Act
Cherokee........................... Cherokee Steam Electric Generating Station
Cheyenne ...............................Cheyenne Light, Fuel and Power Company
Company or NCE........................New Century Energies, Inc., a registrant
CPUC .....................Public Utilities Commission of the State of Colorado
Craig..................................Craig Steam Electric Generating Station
Denver District Court..District Court in and for the City and County of Denver
DOE..................................................U.S. Department of Energy
DSM.....................................................Demand Side Management
DSMCA...................................Demand Side Management Cost Adjustment
Dth..................................................................Dekatherm
e prime.........................................e prime, inc. and subsidiaries
ECA.....................................................Energy Cost Adjustment
EPA.......................................U.S. Environmental Protection Agency
FASB......................................Financial Accounting Standards Board
FERC......................................Federal Energy Regulatory Commission
Fort St. Vrain..................... Fort St. Vrain Electric Generating Station,
                                         formerly a nuclear generating station
Fuelco .......Fuel Resources Development Co., a dissolved Colorado corporation
GCA .......................................................Gas Cost Adjustment
Hayden ...............................Hayden Steam Electric Generating Station
ICA..................................................Incentive Cost Adjustment
IRS...................................................Internal Revenue Service
Kwh..............................................................kilowatt-hour
Merger...................... the business combination between the PSCo and SPS
Mw....................................................................Megawatt
NMPRC........................New Mexico Public Regulation Commission formerly, the New Mexico Public Utility Commission
Natural Fuels .......................................Natural Fuels Corporation
NC Enterprises............................................NC Enterprises, Inc.
NCI............................................New Century International, Inc.
NCS.................................................New Century Services, Inc.
New Century Cadence..................................New Century Cadence, Inc.
NOx.............................................................Nitrogen Oxide
OCC .......................................Colorado Office of Consumer Counsel
OPEB ...................................Other Postretirement Employee Benefits
PCB...................................................Polychlorinated biphenyl
Pawnee ...............................Pawnee Steam Electric Generating Station
Pawnee 2...........Pawnee Steam Electric Generating Station, Unit 2 (proposed)
Planergy..............................................The Planergy Group, Inc.
PRPs ..........................................Potentially Responsible Parties
PSCCC...........................................PS Colorado Credit Corporation
PSCo..........................Public Service Company of Colorado, a registrant
PSRI ....................................................PSR Investments, Inc.
PUHCA ..............................Public Utility Holding Company Act of 1935
PUCT........................................Public Utility Commission of Texas
QF.........................................................Qualifying Facility

Abbreviation or Acronym                                              Term
-----------------------                                              ----
QSP....................................................Quality of Service Plan
Quixx.......................................Quixx Corporation and subsidiaries
SFAS...............................Statement of Financial Accounting Standards
SFAS 106................Statement of Financial Accounting Standards No. 106 -
       "Employers' Accounting for Postretirement Benefits Other Than Pensions"
SFAS 112................Statement of Financial Accounting Standards No. 112 -
                           "Employers' Accounting for Postemployment Benefits"
SFAS 123................Statement of Financial Accounting Standards No. 123 -
                                     "Accounting for Stock-Based Compensation"
SO2.............................................................Sulfur Dioxide
SPS..........................Southwestern Public Service Company, a registrant
TNP.............................................Texas-New Mexico Power Company
TOG.......................................................Texas-Ohio Gas, Inc.
TOP..................................................Texas-Ohio Pipeline, Inc.
Transition Period..........................Four month period September 1, 1996 through December 31, 1996
UE............................Utility Engineering Corporation and subsidiaries
U.K. ...........................................................United Kingdom
WGI ..................................................WestGas InterState, Inc.
WPSC......................................Public Service Commission of Wyoming
Young Storage..................................Young Gas Storage Company, Ltd.
YGSC.................................................Young Gas Storage Company
Yorkshire Electricity..........................Yorkshire Electricity Group plc
Yorkshire Power.....................................Yorkshire Power Group Ltd.

                                                                       EXHIBIT B

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Current Report on Form 8-K, into New Century Energies, Inc.'s previously filed Registration Statement (Form S-8, File No. 333-28639) pertaining to the Omnibus Incentive Plan; New Century Energies, Inc.'s Registration Statement (Form S-3, File No. 333-28637) pertaining to the Dividend Reinvestment and Cash Payment Plan; New Century Energies, Inc.'s Registration Statement (Form S-3, File Nos. 333-40361 and 333-6407) pertaining to the registration of NCE Common Stock and New Century Energies, Inc.'s Registration Statement (Form S-8, File No. 333-58117) pertaining to the NCE Employee Investment Plan and NCE Employees' Savings and Stock Ownership Plan and to all references to our firm included in this Current Report on Form 8-K.

      As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Current Report on Form 8-K, into Public Service Company of Colorado's previously filed Registration Statement (Form S-3, File No. 33-62233) pertaining to the Automatic Dividend Reinvestment and Common Stock Purchase Plan; Public Service Company of Colorado's Registration Statement (Form S-3, File No. 33-37431) as amended on December 4, 1990, pertaining to the shelf registration of Public Service Company of Colorado's First Mortgage Bonds; Public Service Company of Colorado's Registration Statement (Form S-8, File No. 33-55432) pertaining to the Omnibus Incentive Plan; Public Service Company of Colorado's Registration Statement
(Form S-3, File No. 33-51167) pertaining to the shelf registration of Public Service Company of Colorado's First Collateral Trust Bonds and Public Service Company of Colorado's Registration Statement (Form S-3, File No. 33-54877) pertaining to the shelf registration of Public Service Company of Colorado's First Collateral Trust Bonds and Cumulative Preferred Stock and to all references to our firm included in this Current Report on Form 8-K.

      As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Current Report on Form 8-K, into Southwestern Public Service Company's previously filed Registration Statement (Form S-3, File No. 333-05199) pertaining to Southwestern Public Service
Company's Preferred Stock and Debt Securities; Southwestern Public Service Company's Registration Statement (Form S-8, File No. 33-27452) pertaining to Southwestern Public Service Company's 1989 Stock Incentive Plan and Southwestern Public Service Company's Registration Statement (Form S-8, File No. 33-57869) pertaining to Southwestern Public Service Company's Employee Investment Plan and Non-Qualified Salary Deferral Plan and to all references to our firm included in this Current Report on Form 8-K.


                                                         ARTHUR ANDERSEN LLP

Denver, Colorado
February 23, 1999

                                                                       EXHIBIT C
                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-05199 on Form S-3 and Registration Statements No. 33-27452 and 33-57869 on Form S-8 of Southwestern Public Service Company and Registration Statements No. 333-28637 and 333-40361 on Form S-3 and Registration Statement No. 333-28639 on Form S-8 of New Century Energies, Inc. of our report dated February 28, 1997 (June 19, 1997, as to the Carolina Energy Limited Partnership in Note 3) on Southwestern Public Service Company, appearing in this Current Report on Form 8-K of New Century Energies, Inc. and Southwestern Public Service Company dated February 23, 1999.


                                                DELOITTE & TOUCHE  LLP
Dallas, Texas
February 23, 1999

                                                                       EXHIBIT D

       -------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)


New York                                                     13-4994650
(State of incorporation                                (I.R.S. employer
if not a national bank)                             identification No.)

270 Park Avenue
New York, New York                                                10017
(Address of principal executive offices)                     (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                       Southwestern Public Service Company
               (Exact name of obligor as specified in its charter)


New Mexico                                                    75-057540
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                      identification No.)

Tyler at Sixth
Amarillo, Texas                                                   79101
 (Address of principal executive offices)                    (Zip Code)

                            Unsecured Debt Securities
                       (Title of the indenture securities)

                                     GENERAL

Item 1. General Information.

       Furnish the following information as to the trustee:

       (a)Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany,New York 12110.

          Board of Governors of the Federal Reserve System, Washington,
           D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street,
           New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


      (b) Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2.  Affiliations with the Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 16.    List of Exhibits

        List  below  all  exhibits   filed  as  a  part  of  this  Statement  of
Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

        3.  None,   authorization  to  exercise  corporate  trust  powers  being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

        5. Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8. Not applicable.

        9. Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 22nd day of February, 1999.

                            THE CHASE MANHATTAN BANK

                                      By _/s/_W.B. Dodge_______________
                                         /s/   W.B. Dodge
                                               Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 1998, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                 Dollar Amounts
               ASSETS                                             in  Millions


Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin.....................................          $  11,951
   Interest-bearing balances.............................              4,551
Securities:..............................................
Held to maturity securities..............................              1,740
Available for sale
 securities..............................................             48,537
Federal funds sold and securities purchased under
   agreements to resell..................................             29,730
Loans and lease financing receivables:
   Loans and leases, net of unearned income    $127,379
   Less: Allowance for loan and lease losses      2,719
   Less: Allocated transfer risk reserve .....        0
                                               --------
   Loans and leases, net of unearned income,
   allowance, and reserve................................           124,660
Trading Assets
 .........................................................            51,549
Premises and fixed assets (including capitalized
 leases).................................................             3,009
Other real estate owned..................................               272
Investments in unconsolidated subsidiaries and
   associated companies..................................               300
Customers' liability to this bank on acceptances
   outstanding...........................................             1,329
Intangible assets........................................             1,429
Other assets.............................................            13,563
                                                                     ------
TOTAL ASSETS.............................................          $292,620
                                                                   ========

                                   LIABILITIES

Deposits
   In domestic offices....................................         $ 98,760
   Noninterest-bearing...................... $39,071
   Interest-bearing.........................  59,689
                                              ------
   In foreign offices, Edge and Agreement,
    subsidiaries and IBF's.................................           75,403
   Noninterest-bearing ....................................        $   3,877
   Interest-bearing........................................           71,526

Federal funds purchased and securities sold under agree-
 ments to repurchase.......................................           34,471
Demand notes issued to the U.S. Treasury...................            1,000
Trading liabilities........................................           41,589

Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases):
   With a remaining maturity of one year or less ..........            3,781
   With a remaining maturity of more than one year.
        through three years................................              213
       With a remaining maturity of more than three years..              104
Bank's liability on acceptances executed and outstanding               1,329
Subordinated notes and debentures..........................            5,408
Other liabilities..........................................           12,041

TOTAL LIABILITIES..........................................          274,099
                                                                     -------
                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                              0
Common stock...............................................            1,211
Surplus  (exclude all surplus related to preferred stock)..           10,441
Undivided profits and capital reserves.....................            6,287
Net unrealized holding gains (losses)
 on available-for-sale securities..........................              566
Cumulative foreign currency translation adjustments........               16

TOTAL EQUITY CAPITAL.......................................           18,521
                                                                      ------
TOTAL LIABILITIES AND EQUITY CAPITAL.......................         $292,620
                                                                    ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                        WALTER V. SHIPLEY       )
                        THOMAS G. LABRECQUE     )DIRECTORS
                        WILLIAM B. HARRISON, JR.)

                                                                       EXHIBIT E




                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, N.Y. 10019-5389



                                                             February 23, 1999


Southwestern Public Service Company
P.O. Box 1261
Amarillo, TX 79170


Dear Sirs:

      In connection with the Registration Statement No.333-05199 on Form S-3 relating to the registration of Debt Securities and Preferred Stock of Southwestern Public Service Company, we hereby consent to any reference to our firm in such Registration Statement and any amendments or prospectus supplements thereto under the caption "Legal Opinions".



                                Very truly yours,



         LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.